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                                                                     EXHIBIT 4.3


                                  LODGIAN, INC.

                                   401(K) PLAN

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                            LODGIAN, INC. 401(K) PLAN

                                TABLE OF CONTENTS

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ARTICLE I
         PURPOSE..................................................................................................1
         1.1      Exclusive Benefit...............................................................................1
         1.2      No Rights of Employment Granted.................................................................1

ARTICLE II
         DEFINITIONS..............................................................................................1
         2.1      Accrued Benefit.................................................................................1
         2.2      Actual Deferral Percentage......................................................................1
         2.3      Administrative Committee........................................................................2
         2.4      Affiliated Employer.............................................................................2
         2.5      Average Actual Deferral Percentage..............................................................2
         2.6      Average Contribution Percentage.................................................................2
         2.7      Beneficiary.....................................................................................2
         2.8      Cash-Out........................................................................................2
         2.9      Compensation....................................................................................3
         2.10     Contribution Percentage.........................................................................3
         2.11     Elective Deferrals..............................................................................4
         2.12     Eligible Employee...............................................................................4
         2.13     Employee........................................................................................4
         2.14     Employer........................................................................................5
         2.15     Employer Account................................................................................5
         2.16     Employer Matching Account.......................................................................5
         2.17     Employer Stock Fund.............................................................................5
         2.18     ERISA...........................................................................................5
         2.19     Excess Aggregate Contributions..................................................................5
         2.20     Excess Contributions............................................................................5
         2.21     Excess Deferral Amount..........................................................................5
         2.22     [Reserved]......................................................................................5
         2.23     Forfeiture......................................................................................5
         2.24     Highly Compensated Employee.....................................................................6
         2.25     Hour of Service.................................................................................6
         2.26     IRC.............................................................................................7
         2.27     Leave of Absence................................................................................7
         2.28     Nonelective Contributions.......................................................................7
         2.29     Nonhighly Compensated Employee..................................................................7
         2.30     Normal Retirement Age...........................................................................8
         2.31     One Year Break in Service.......................................................................8
         2.32     Participant.....................................................................................8
         2.33     Participant Deferral Account....................................................................8
         2.34     Plan............................................................................................8
         2.35     Plan Administrator..............................................................................9
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         2.36     Plan Year.......................................................................................9
         2.37     Predecessor Employer............................................................................9
         2.38     Qualified Joint and Survivor Annuity............................................................9
         2.39     [Reserved]......................................................................................9
         2.40     Retirement......................................................................................9
         2.41     Rollover Contribution...........................................................................9
         2.42     Termination Date...............................................................................10
         2.43     Total and Permanent Disability.................................................................10
         2.44     Total Service for Vesting......................................................................10
         2.45     Trust..........................................................................................10
         2.46     Trust Fund.....................................................................................10
         2.47     Year of Service for Accrual of Benefits........................................................10
         2.48     A Year of Service for Participation............................................................11
         2.49     Year of Service for Vesting....................................................................11

ARTICLE III
         ELIGIBILITY TO PARTICIPATE..............................................................................11
         3.1      Initial Entry..................................................................................11
         3.2      Resumption of Participation....................................................................12
         3.3      Acquisitions...................................................................................13

ARTICLE IV
         CONTRIBUTIONS TO THE TRUST..............................................................................13
         4.1      Elective Deferrals by Participants.............................................................13
         4.2      Matching Contributions.........................................................................14
         4.3      Employer Contributions to Participants.........................................................16
         4.4      Annual Limitation on Participant Elective Deferrals............................................16
         4.5      Average Actual Deferral Percentage Limitation..................................................17
         4.6      Average Contribution Percentage Limitation.....................................................20
         4.7      Multiple Use of Alternative Limitation.........................................................22
         4.8      Permissible Types of Employer Contributions....................................................23
         4.9      Loans to Participants..........................................................................23
         4.10     Rollover Contributions.........................................................................24

ARTICLE V
         ADMINISTRATION OF ACCOUNTS..............................................................................25
         5.1      Investments....................................................................................25
         5.2      Invest in Single Fund and Reasonable Rules.....................................................25
         5.3      Valuation of Assets and Allocation of Changes..................................................25
         5.4      Limitations on Allocations to Each Participant.................................................26
         5.5      Designation of Beneficiary.....................................................................31
         5.6      Life Insurance.................................................................................31

ARTICLE VI
         VESTING.................................................................................................33
         6.1      Participant Deferral Account and Rollover Account 100 Percent Vested...........................33
         6.2      Employer Account Vesting on Death, Retirement, or Total Permanent Disability...................33
         6.3      Employer Account and Employer Matching Account Vesting on Termination..........................33
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         6.4      [Reserved].....................................................................................34
         6.5      Restoration of Forfeitures.....................................................................34

ARTICLE VII
         DISTRIBUTION OF BENEFITS................................................................................34
         7.1      Hardship Distribution (Effective September 13, 1999):..........................................34
         7.2      Method of Distribution.........................................................................36
         7.3      Time of Distribution...........................................................................37
         7.4      Qualified Joint and Survivor Annuity...........................................................41
         7.5      Segregation if Installment Distribution........................................................42
         7.6      Non-segregation if Installment Distribution....................................................43
         7.7      Distribution After Death of Participant........................................................43
         7.8      Distribution After Death of Beneficiary........................................................43
         7.9      Direct Rollover ...............................................................................43
         7.10     Suspense Account for Terminated Participants...................................................44
         7.11     Unable to Locate Participant or Beneficiary....................................................45
         7.12     Repayment of Cash-Out..........................................................................45
         7.13     Qualified Domestic Relations Orders............................................................45

ARTICLE VIII
         DUTIES AND AUTHORITY OF TRUSTEE.........................................................................46
         8.1      General Fiduciary Duties ......................................................................46
         8.2      Receive Payments...............................................................................46
         8.3      Value Assets...................................................................................46
         8.4      Segregation of Accounts........................................................................46
         8.5      Tax Returns and Reports........................................................................47
         8.6      Powers.........................................................................................47
         8.7      Expenses.......................................................................................48
         8.8      Litigation.....................................................................................48
         8.9      Written Instructions...........................................................................49
         8.10     Appointment of Investment Manager..............................................................49
         8.11     Removal and Resignation of the Trustee.........................................................49
         8.12     Individual Choice Accounts.....................................................................49
         8.13     Investment in Employer Stock (Effective September 13, 1999)....................................49

ARTICLE IX
         DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE........................................................50
         9.1      Appointment....................................................................................50
         9.2      No Discrimination..............................................................................50
         9.3      Majority Action................................................................................50
         9.4      Powers.........................................................................................50
         9.5      Filing Reports.................................................................................51
         9.6      Records and Information........................................................................51
         9.7      Information to Participants....................................................................51
         9.8      Compensation of Members........................................................................51
         9.9      Review of Participant's Claims.................................................................51
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ARTICLE X
         MODIFICATIONS FOR TOP-HEAVY PLANS.......................................................................51
         10.1     Application of Article.........................................................................51
         10.2     Definitions....................................................................................51
         10.3     Accelerated Vesting............................................................................53
         10.4     Minimum Contributions..........................................................................54
         10.5     Limitation on Compensation Taken into Account Under Plan.......................................54
         10.6     Modification of Defined Benefit and Defined Contribution Fraction..............................55

ARTICLE XI
         AMENDMENT AND TERMINATION...............................................................................55
         11.1     Rights to Suspend or Terminate Plan............................................................55
         11.2     Successor Corporation..........................................................................55
         11.3     Amendment......................................................................................55
         11.4     100% Vesting on Termination of Plan............................................................56
         11.5     Plan Merger or Consolidation...................................................................56

ARTICLE XII
         MISCELLANEOUS...........................................................................................56
         12.1     Laws of Florida to Apply.......................................................................56
         12.2     Participant Cannot Transfer or Assign Benefits.................................................56
         12.3     Right to Perform Alternative Acts..............................................................57
         12.4     Reversion of Contributions Under Certain Circumstances.........................................57
         12.5     Plan Administrator Agent for Service of Process................................................57
         12.6     Filing Tax Returns and Reports.................................................................57
         12.7     Indemnification................................................................................57
         12.8     Number and Gender..............................................................................58
         12.9     Veterans's Reemployment Rights (Effective December 12, 1994)...................................58
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                            LODGIAN, INC. 401(K) PLAN

         The Servico, Inc. 401(k) Plan (the "Plan") was adopted by Servico, Inc. ("Servico) effective July 1, 1984 and previously amended several times. Servico and Impac Hotel Group, LLC. ("Impac") combined their respective businesses through a series of corporate mergers the result of which is that Servico and Impac became wholly-owned subsidiaries of Lodgian, Inc. ("Lodgian") effective on December 11, 1998. Effective January 1, 1999, Lodgian assumed sponsorship of the Plan. By amendment adopted September 13, 1999, Lodgian amended the Plan to conform to changes required by recent legislation and as desired by Lodgian. This document is an amendment and restatement of the Plan effective January 1, 1997, unless otherwise noted.

                                    ARTICLE I
                                     PURPOSE

1.1      EXCLUSIVE BENEFIT

         This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries. This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan satisfy Internal Revenue Code section 401 and section 501. Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Employer, except as provided in Section 12.4.

1.2      NO RIGHTS OF EMPLOYMENT GRANTED

         The establishment of this Plan shall not be considered as giving any employee the right to be retained in the service of the Employer.

                                   ARTICLE II
                                   DEFINITIONS

2.1      ACCRUED BENEFIT

         The "Accrued Benefit" is the amount credited to the Employer Account and, if applicable, the Participant Deferral Account of a Participant or Beneficiary.

2.2      ACTUAL DEFERRAL PERCENTAGE

         "Actual Deferral Percentage" of each Participant is the ratio, expressed as a percentage, of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for the portion of such Plan Year in which the Participant was an Eligible Employee. Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Deferral Amounts of Highly Compensated Employees), but excluding (a) Excess Deferral Amounts of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Average Contribution Percentage test (provided the Average Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and qualified matching contributions. For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. The Actual Deferral Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee's Compensation.

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2.3      ADMINISTRATIVE COMMITTEE

         The "Administrative Committee" shall refer to the Administrative Committee, as defined in Section 9.1.

2.4      AFFILIATED EMPLOYER

         "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in IRC section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in IRC section 414(c)) with the Employer; and organization (whether or not incorporated) which is a member of an affiliated service group (as defined in IRC section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under IRC section 414(o).

2.5      AVERAGE ACTUAL DEFERRAL PERCENTAGE

         "Average Actual Deferral Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages (calculated separately for each Participant in such group). The Average Actual Deferral Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

2.6      AVERAGE CONTRIBUTION PERCENTAGE

         "Average Contribution Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the Contribution Percentages (calculated separately for each Participant in such group). The Average Contribution Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

2.7      BENEFICIARY

         A "Beneficiary" is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan. A "designated Beneficiary" is any individual designated or determined in accordance with Section 5.5, except that it shall not include any person who becomes a beneficiary by virtue of the laws of inheritance or intestate succession.

2.8      CASH-OUT

         A "Cash-Out" may be involuntary or voluntary.

         An involuntary Cash-Out is a distribution of Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant's entire non-forfeitable Accrued Benefit is distributed to him, (ii) the present value of the non-forfeitable Accrued Benefit of the Participant does not exceed $5,000, and (iii) the distribution is made on account of the Employee's termination of participation in the Plan and no later than the end of the first Plan Year following such termination.

         A voluntary Cash-Out is a distribution of Accrued Benefits to a former Participant which meets the following requirements: (i) the former Participant has voluntarily elected to receive the


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distribution, and (ii) the distribution is made on account of the Employee's termination of participation in the Plan and no later than the end of the first Plan Year following such termination.

2.9      COMPENSATION

         "Compensation" refers to all compensation paid during the Plan Year under consideration as wages, salary or commissions by the Employer to an Employee, during the time he was a Participant, including overtime payments and bonuses but excluding director's fees and including amounts deferred pursuant to IRC section 402(e)(3) (with respect to cash or deferred arrangements as defined in section 401(k)(2)), section 402(h) (with respect to Simplified Employee Pension Plans) or section 403(b), or contributed to any welfare benefit plans maintained by the Employer through a reduction in the Employee's compensation which, pursuant to IRC section 125, are not included in the gross income of the Employee for the taxable year in which such amounts are contributed. It excludes all contributions by the Employer to the Plan and to any other retirement or deferred compensation plan maintained by the Employer (except amounts deferred pursuant to IRC section 402(e)(3), section 402(h), or section 403(b) or contributed pursuant to IRC section 125).

         Compensation shall include only that compensation which is actually paid to the Participant during the determination period. For purposes of this Section, determination period shall mean the calendar year ending within the Plan Year.

         For Plan Years beginning after December 31, 1988 and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under IRC section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. For Plan Years beginning on and after January 1, 1994, the annual compensation of each Participant taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit described in this paragraph will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         If the Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

2.10     CONTRIBUTION PERCENTAGE

         "Contribution Percentage" is the ratio, expressed as a percentage, of after-tax contributions and matching contributions on behalf of an Eligible Employee for the Plan Year to


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the Eligible Employee's Compensation for the portion of such Plan Year in which the Participant was an Eligible Employee. However, matching contributions shall not be taken into account to the extent they are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferral Amounts, Excess Contributions, or Excess Aggregate Contributions. The Contribution Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee's Compensation.

2.11     ELECTIVE DEFERRALS

         "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in IRC section 401(k), any simplified employee pension cash or deferred arrangement as described in IRC section 402(h)(1)(B), any eligible deferred compensation plan under IRC section 457, any plan as described under IRC section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under IRC section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

2.12     ELIGIBLE EMPLOYEE

         "Eligible Employee" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals allocated to his account for all or any portion of the Plan Year with respect to computing the Average Actual Deferral Percentage. An Employee who would be eligible to make Elective Deferrals but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, will not fail to be an Eligible Employee for purposes of Sections 4.4, 4.5, 4.6, and 4.7 for a Plan Year merely because the Employee may not make an Elective Deferral by reason of such suspension. Further, an Employee will not fail to be an Eligible Employee merely because the Employee may receive no additional annual additions pursuant to Section 5.4.

2.13     EMPLOYEE

         "Employee" shall mean any employee of the employer maintaining the Plan or of any other employer required to be aggregated with such Employer under IRC sections 414(b), (c), (m) or (o). An "Employee" is an individual who would be an Employee but who is on a Leave of Absence. Directors acting solely in that capacity and independent contractors shall not be Employees.

         The term Employee shall also include any leased employee deemed to be an Employee of any employer described in the previous paragraph as provided in IRC sections 414(n) or (o).

         The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions and benefits provided a leased employee by the leasing organization


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which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in IRC section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under IRC section 125, section 402(e)(3), section 402(h), or section 403(b), (2) immediate participation, and (3) full and immediate vesting; and
(ii) leased employees do not constitute more than 20% of the recipient's nonhighly compensated workforce.

2.14     EMPLOYER

         The "Employer" shall mean Lodgian, Inc.

2.15     EMPLOYER ACCOUNT

         The "Employer Account" is the separate account maintained for each Participant to which all Employer contributions shall be allocated.

2.16     EMPLOYER MATCHING ACCOUNT

         The "Employer Matching Account" is the separate account maintained for each Participant to which all matching contributions shall be allocated.

2.17     EMPLOYER STOCK FUND

         "Employer Stock Fund" is the fund that is reflected on the books and records of the Plan as invested predominantly in stock of the Employer. Participants may direct the investment of their contributions and account balances to the Employer Stock Fund pursuant to Section 8.12 and any discretionary contributions made by the Employer in Employer stock shall be held in the Employer Stock Fund. This definition shall apply for Plan Years beginning on and after January 1, 1999.

2.18     ERISA

         "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

2.19     EXCESS AGGREGATE CONTRIBUTIONS

         "Excess Aggregate Contributions" shall mean the amount described in Subsection 4.6(f).

2.20     EXCESS CONTRIBUTIONS

         "Excess Contributions" shall mean the amount described in Subsection 4.5(e).

2.21     EXCESS DEFERRAL AMOUNT

         "Excess Deferral Amount" shall mean the amount described in Subsection 4.4(c).


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2.22     [RESERVED]

2.23     FORFEITURE

         Effective with respect to forfeitures that occur January 1, 1999 or thereafter, "Forfeiture" refers to the amount of non-vested Accrued Benefits in a Participant's Employer Account which shall be used to reduce Employer contributions provided for under Sections 4.2 and 4.3, or to pay administrative expenses of the Plan, at the discretion of the Employer.

2.24     HIGHLY COMPENSATED EMPLOYEE

         The term "Highly Compensated Employee" includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee means any Employee who (a) was a 5% owner (as defined in section 416(i)(1) of the Code) of the Employer at any time during the current or the preceding Plan Year, or (b) for the preceding Plan Year had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996).

         A former Employee shall be treated as a Highly Compensated Employee if
(a) such Employee was a Highly Compensated Employee when such Employee separated from service, or (b) such Employee was a Highly Compensated Employee at any time after attaining age 55.

         The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         For purposes of this section, the term "compensation" means compensation within the meaning of Section 415(c)(3) of the Code. The determination will be made without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

2.25     HOUR OF SERVICE

         "Hour of Service" means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. No more than 501 Hours of Service will be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (b) will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference;

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both


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

under Subsection (a) or Subsection (b), as the case may be, and under this Subsection (c). These hours will be credited to the Employee for the computation periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

         (d) Each hour prior to or after the effective date of this Plan for which an Employee was directly or indirectly paid or entitled to be paid by the Predecessor Employer.

         Hours of Service will be credited for employment with other members of an affiliated service group (under IRC section 414(m)), a controlled group of corporations (under IRC section 414(b)), or a group of trades or businesses under common control (under IRC section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to IRC section 414(o).

         Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under IRC section 414(n) or IRC section 414(o).

         Solely for purposes of determining whether a One Year Break in Service, as defined in Section 2.31, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service in accordance with the second paragraph of Section 2.31.

         Service will be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

         If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

2.26     IRC

         "IRC" refers to the Internal Revenue Code of 1986, as amended.

2.27     LEAVE OF ABSENCE

         A "Leave of Absence" shall refer to that period during which the Participant is absent without Compensation and for which the Administrative Committee, in its sole discretion has determined him to be on a "Leave of Absence" instead of having terminated his employment. (However, such discretion of the Administrative Committee shall be exercised in a nondiscriminatory manner.) In all events, a Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's reemployment rights as a member of the armed forces cease to be protected by law and a Leave of Absence for any other reason shall end after 6 months, except that if the Participant resumes employment with the Employer prior thereto, the Leave of Absence shall end on such date of resumption of employment. The date that the Leave of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer. In determining a Year of Service for Accrual of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant.


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2.28     NONELECTIVE CONTRIBUTIONS

         "Nonelective Contributions" means the Employer contributions described in Subsection 4.5(i).

2.29     NONHIGHLY COMPENSATED EMPLOYEE

         A "Nonhighly Compensated Employee" shall mean an Employee of the Employer who is not a Highly Compensated Employee.

2.30     NORMAL RETIREMENT AGE

         The "Normal Retirement Age" shall be the date at which the Participant attains 65 years of age.

2.31     ONE YEAR BREAK IN SERVICE

         A "One Year Break in Service" means a Plan Year in which the Participant has not completed more than 500 Hours of Service, except that in determining a One Year Break in Service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the date of the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date (regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period).

         Solely for purposes of determining whether a One Year Break in Service, as defined in this Section 2.31, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
(4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

2.32     PARTICIPANT

         A "Participant" shall refer to every Employee or former Employee who has met the applicable participation requirements of Article III.

2.33     PARTICIPANT DEFERRAL ACCOUNT

         The "Participant Deferral Account" is the separate account, if applicable, maintained for each Participant to which Elective Deferrals are allocated. If applicable there shall be a post-1986 Participant Deferral Account as described in Section 7.1.

2.34     PLAN

         "Plan" refers to this Lodgian, Inc. 401(k) Plan.

2.35     PLAN ADMINISTRATOR

         The "Plan Administrator" shall be the Employer, unless a different person is designated Plan Administrator in a resolution adopted by the board of directors of the Employer, and such person accepts the designation in writing.

2.36     PLAN YEAR

         A "Plan Year" is the period from the first day of January to the last day of December, annually.

2.37     PREDECESSOR EMPLOYER

         "Predecessor Employer" refers to Servico Corporation and any other employer required to be aggregated with Servico Corporation under IRC sections 414(b), (c), (m) or (o).

2.38     QUALIFIED JOINT AND SURVIVOR ANNUITY

         A "Qualified Joint and Survivor Annuity" is an immediate annuity for life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50%.

2.39     [RESERVED]

2.40     RETIREMENT

         "Retirement" refers to the termination of employment of a Participant who has attained at least the Normal Retirement Age. Effective as of September 13, 1999, the Participant may work beyond Normal Retirement Age, in which case Employer contributions and Forfeitures (to the extent not used to pay administrative expenses of the Plan) shall continue to be allocated to the Employer Account of the Participant.

2.41     ROLLOVER CONTRIBUTION

         "Rollover Contribution" means:

         (a) amounts transferred to this Plan directly from another qualified corporate or qualified noncorporate plan;

         (b) lump sum distributions received by an Employee from another qualified plan which are eligible for tax-free rollover treatment and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof;

         (c) amounts transferred to this Plan from a conduit individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan; and further provided that such amounts met the applicable requirements of IRC section 408(d)(3) for rollover treatment on transfer to the conduit individual retirement account; and

         (d) amounts distributed to an Employee from a conduit individual retirement account meeting the requirements of Subsection (c) above which are transferred by the Employee to this Plan within sixty (60) days of his receipt from such account.

2.42     TERMINATION DATE

         The "Termination Date" shall be the date on which the earliest of the following events occurs: (a) a Participant's retirement, (b) a Participant's termination of employment as a result of Total and Permanent Disability, (c) a Participant's death, or (d) a Participant's termination of employment for any other reason.

2.43     TOTAL AND PERMANENT DISABILITY

         "Total and Permanent Disability" shall refer to the Participant suffering from a physical or mental condition as determined by the Administrative Committee, based upon appropriate medical reports and examinations, may be expected to result in death or be of long and indefinite duration and which renders the Participant incapable of performing his customary duties for the Employer.

2.44     TOTAL SERVICE FOR VESTING

         "Total Service for Vesting" shall mean the sum of each separate Year of Service for Vesting credited to the Participant. In the case of a Participant who has 5 consecutive One Year Breaks in Service, all Years of Service for Vesting after such One Year Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the Trust Fund.

         In the case of a Participant who does not have 5 consecutive One Year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Employer-derived account balance.

2.45     TRUST

         "Trust" means the Trust created under this Plan.

2.46     TRUST FUND

         The "Trust Fund" consists of the Employer and Participant contributions held by the Plan and any income or appreciation thereon.

2.47     YEAR OF SERVICE FOR ACCRUAL OF BENEFITS

         A "Year of Service for Accrual of Benefits" means a Plan Year during which the Employee had not less than 1,000 Hours of Service as a Participant. If the Participant entered the Plan other than on the first day of the Plan Year, all Hours of Service rendered by the Participant during that Plan Year, whether or not rendered as a Participant, shall be treated as if they were Hours of Service as a Participant.

         Notwithstanding the preceding paragraph, if the number of Employees who have less than 1,000 but more than 500 Hours of Service as a Participant for the Plan Year is such that the Plan would not otherwise meet the requirements of IRC
Section 410(b) (pertaining to minimum coverage), then the 1,000 Hours of Service requirement of the first paragraph of this Section will be reduced to 501 Hours of Service, but only to the extent necessary to permit a sufficient additional number of Employees to be credited with a Year of Service for Accrual of Benefits to meet the requirements of IRC Section 410(b). The Employees (or former Employees) so qualifying shall be determined by first selecting the Employee with the lowest number of Hours of Service (more than 500) for the Plan Year and continuing in ascending order until a sufficient number of Employees have qualified. If Section 4.3 requires that an individual be an Employee on the last day of the Plan Year, that requirement shall be waived for purposes of this paragraph.

2.48     A YEAR OF SERVICE FOR PARTICIPATION

         A "Year of Service for Participation" means the 12-consecutive month period (computation period) during which the Employee completes at least 1,000 Hours of Service, which shall be determined as follows:

         For purposes of determining a Year of Service for Participation, the initial eligibility computation period is the 12-consecutive month period beginning on the date of the Employee first performs an Hour of Service for the employer (employment commencement date).

         The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for Participation.

2.49     YEAR OF SERVICE FOR VESTING

         A "Year of Service for Vesting" shall mean a Plan Year during which the Employee had not less than 1,000 Hours of Service.

                                   ARTICLE III
                           ELIGIBILITY TO PARTICIPATE

3.1      INITIAL ENTRY

         (a) Except as provided in subsections (b) through (d) below, each Employee who has attained age twenty-one (21) and completed six months of continuous employment shall become a participant on the earlier of the next January 1st or July 1st that occurs after meeting such criteria, provided that he is an Employee on such date and completed:

                  (i) at least 500 Hours of Service during the six consecutive month period immediately preceding his Entry Date, if the Entry Date is July 1st; or

                  (ii) at least 500 Hours of Service during the twelve consecutive month period immediately preceding his Entry Date, if the Entry Date is January 1st.

         (b) Any Employee who does not meet the criteria for entry into the Plan provided for in subsection (a), above, shall become a Participant on the next January 1st or July 1st that occurs following completion of a Year of Service for participation and attainment of age twenty-one (21), provided that he is an Employee on such date.

         (c) Notwithstanding the preceding paragraphs of this Section 3.1, an individual shall not be eligible to participate in the Plan during any time period for which he or she is:

                  (i)      leased employee, as defined in IRC Section 414(n);

                  (ii) included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the employer, except to the extent that such good faith bargaining results in the determination that such Employees shall be eligible for participation hereunder;

                  (iii)    or a nonresident alien (within the meaning of IRC
Section 7701(b)(1)(B)) who receives no earned income (within the meaning of IRC
Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of IRC Section 861(a)(3));

                  (iv) those Employees who regularly perform services at any of the locations listed on Appendix B to the Plan; or

                  (v) performing services for the Employer or a Worksite Employer and does not receive an IRS Form W-2 with respect to the payment for such services.

         (d) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate on the first day of the month after becoming a member of an eligible class if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

         (e) Effective May 1, 1999, notwithstanding anything to the contrary above, each Employee who makes a Rollover Contribution to the Plan of substantially all of the amount received from another qualified plan before completion of six months of continuous employment shall become eligible to participate in the Plan for purposes of making elective deferrals pursuant to
Section 4.1 (but not for purposes of sharing in the allocation of Matching Contributions pursuant to Section 4.2) on the Entry Date coinciding with or next following the date of the Plan's acceptance of the Rollover Contribution, provided he is an Employee on such date. An Employee who makes such a Rollover Contribution shall be eligible to share in the allocation of the

Employer's Matching Contribution and any other contribution effective as provided in Section 3.1(a), above.

3.2      RESUMPTION OF PARTICIPATION

         If a Participant incurs at least a One Year Break in Service his active participation in the Plan shall be suspended until the sooner of the time he completes one Hour of Service or a Year of Service for Participation following such One Year Break in Service. Following such One Year Break in Service and upon then completing a Year of Service for Participation, measured from his reemployment commencement date, or upon the sooner of his completing one Hour of Service or a Year of Service for Participation following such One Year Break in Service the Participant will be readmitted to active participation in the Plan retroactive to the beginning of such Year of Service for Participation. Such Year of Service will be measured by the 12-consecutive month period beginning on an Employee's reemployment commencement date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date. For purposes of this Plan, the reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a One Year Break in Service.

         In the event a Participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a One Year Break in Service, such employee will participate immediately upon returning to an eligible class of employees. If such Participant incurs a One Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

3.3      ACQUISITIONS

         Effective September 13, 1999, notwithstanding Section 3.1 above, and except as may be provided otherwise by the Employer, individuals who become Employees as the result of an acquisition, merger, consolidation, or any other similar transaction shall receive credit for service performed for the Employee's previous employer for purposes of determining (a) such Employee's eligibility to participate in the Plan and (b) such Employee's vested percentage in his or her Employer account, if the Employee had terminated service and was rehired, only service after the most recent date of rehire shall be counted. To the extent that the previous employer did not maintain records to determine precisely the amount of credit to be received under this Section, or if such records were maintained on a basis other than as provided in this Plan, the Administrative Committee shall determine such credit from reasonably available records on a basis that as closely as possible approximates the service crediting provisions of this Plan, in its discretion and in a nondiscriminatory manner. The Employer may provide, in an amendment or Appendix to the Plan, such other provisions concerning the rights of such Employees to their benefit under this Plan, including any amounts transferred from a previous employer's plan, as the Employer deems appropriate.

                                   ARTICLE IV
                           CONTRIBUTIONS TO THE TRUST

4.1      ELECTIVE DEFERRALS BY PARTICIPANTS

         For a period of 30 days prior to each Plan Year, and for such other periods as it may establish in a nondiscriminatory manner, the Administrative Committee will permit each

Participant (including Employees who are expected to be Participants during the following Plan Year) to elect to defer up to 10% of his Compensation. Such deferred amount will be contributed to the Plan and allocated to the Participant Deferral Account. No Participant shall be required to make a deferral.

         A Participant who has received a hardship distribution pursuant to
Section 7.1 shall be suspended from making an Elective Deferral, and shall be limited in the amount of Elective Deferrals he may make in the taxable year immediately following the taxable year of the hardship distribution, in accordance with Section 7.1.

4.2      MATCHING CONTRIBUTIONS

         (a) Subject to the limitations contained in Sections 4.6, 4.7 and 5.4, the Employer may contribute with respect to each Plan Year on behalf of each Employee an amount equal to that percentage of the Participant's Compensation contributed as an Elective Deferral (which is not subsequently returned to the Participant pursuant to a corrective distribution described in Subsection 4.5(b)) as the Board of Directors of the Employer may determine from time to time. This contribution may be either in cash or in stock of the Employer, as the Board of Directors of the Employer may determine from time to time.

         (b) Any Employer contribution shall be allocated to each Participant who is an Employee on the last day of the Plan Year and who has a Year of Service for Accrual of Benefits for the Plan Year. For purposes of determining whether a Participant is employed on the last day of the Plan Year, a Participant who terminated employment before the last day of the Plan Year on account of death, Total and Permanent Disability, or Retirement shall be considered employed on the last day of the Plan Year.

         (c) In addition, if the requirements of Subsection 4.2(d) are met, the Employer shall contribute to the Plan as of the end of the succeeding Plan Year an amount equal to such percentage as the Board of Directors of the Employer may determine of the sum (but not less than zero) of (i) and (ii), below, reduced as provided in Subsection 4.2(e) and subject to the limitation described in Subsection 4.2(f). For purposes of the preceding sentence, (i) and
(ii) are as follow--

                  (i) is the total amount of the Participant's Elective Deferrals during the Plan Year that the Participant directs for investment in the Employer Stock Fund, and

                  (ii) is the sum (even if less than zero) of (A) and (B) where --

                           (A)      is the total amount of the Participant's
accounts that is transferred pursuant to the Participant's direction to the Employer Stock Fund during the Plan Year, as described in Subsection 4.2(g), and

                           (B)      is the total amount of the Participant's
accounts that is transferred pursuant to the Participant's direction from the Employer Stock Fund during the Plan Year, as described in Subsection 4.2(g).

         (d)      The requirements of this Subsection are as follows:

                  (i) The Employer made a matching contribution that was allocated to the Participant's Employer Account for the Plan Year.

                  (ii) The Participant is an Employee on the last day of the succeeding Plan Year. For purposes of determining whether a Participant is employed on the last day of the succeeding Plan Year, a Participant who terminated employment before the last day of the succeeding Plan Year on account of death, Total and Permanent Disability, or Retirement shall be considered employed on the last day of the succeeding Plan Year.

                  (iii) The Participant has a Year of Service for Accrual of Benefits for the succeeding Plan Year.

         (e) The reduction to the Employer's contribution in the succeeding Plan Year referred to in Subsection 4.2(c) is as follows. If the sum of (i),
(ii) and (iii), below, is less than zero, then the Employer's contribution in the succeeding Plan Year shall be reduced by 50% of such sum expressed as a positive figure. For purposes of the preceding sentence,

                  (i) is the total amount of Participant's Elective Deferrals during the succeeding Plan Year that the Participant directs for investment in the Employer Stock Fund,

                  (ii) is the total amount of the Participant's accounts that is transferred pursuant to the Participant's direction to the Employer Stock Fund during the succeeding Plan Year, as described in Subsection 4.2(g), and

                  (iii) is the total amount of the Participant's accounts that is transferred pursuant to the Participant's direction from the Employer Stock Fund during the succeeding Plan Year, as described in Subsection 4.2(g).

         (f) Any matching contribution shall not exceed 10% of the Compensation of the applicable Participant. The limitation on the Employer's contribution in the succeeding Plan Year referred to in Subsection 4.2(c) is as follows. The Employer's contribution in such succeeding Plan Year shall not exceed the excess of (i) over (ii) where --

                  (i)      is the lesser of

                           (A)      the Participant's Elective Deferrals for the
Plan Year, and

                           (B)      10% of the Participant's Compensation for
the Plan Year; and

                  (ii) is the Employer's matching contribution made pursuant to Subsection 4.2(a) or (b), as applicable, for the Plan Year.

In addition, the Employer shall not make the contribution referred to in Subsection 4.2(c) in the succeeding Plan Year for any Participant with respect to whom such contribution would cause any of the limitations of Section 4.6 to be exceeded for the Plan Year.

         (g) An amount shall be considered as transferred to the Employer Stock Fund if it is transferred from another investment choice available to the Participant or from another source such as a rollover from another qualified retirement plan or an individual retirement account or annuity, or is a redeposit of any distribution that occurred within the same Plan Year. An amount shall be considered as transferred from the Employer Stock Fund if it is transferred to another investment choice available to the Participant or transferred or liquidated to provide a loan or distribution to the Participant, other than a corrective distribution referred to in Sections 4.5 and 4.6.

         (h) Matching contributions shall be vested in accordance with the Plan's general vesting schedule contained in Section 6.3. In any event, matching contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the profit sharing portion of this Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of matching contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 6.3.

4.3      EMPLOYER CONTRIBUTIONS TO PARTICIPANTS

         Subject to the rights of the Employer under Article XI, the Employer may make a contribution to the Trust beginning with the first Plan Year ending on or after the effective date of the Plan. The amount of the contribution shall be discretionary with the Employer and shall be paid to the Trustee on or before the time required by law for filing the Employer's federal income tax return (including extensions) for the year with respect to which the contribution is made. However, no Employer contributions may be made in any Plan Year to the extent that they would not be deductible.

         All contributions by the Employer for any Plan Year shall be allocated as of the last day of such year to the Employer Account of each Participant who is an Employee on such date (except an Employee who terminated employment before the last day of the Plan Year on account of death, Total and Permanent Disability or Retirement), and who has a Year of Service for Accrual of Benefits for the Plan Year, in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. Effective September 13, 1999, all Forfeitures, if any, during such year, shall be used to reduce Employer contributions provided for under Section 4.2 and 4.3 or to pay administrative expenses of the Plan, at the discretion of the Employer.

4.4      ANNUAL LIMITATION ON PARTICIPANT ELECTIVE DEFERRALS

         (a) No Participant shall be permitted to make Elective Deferrals under this Plan during any calendar year in excess of $7,000 (including any other elective deferrals within the meaning of IRC section 402(g)(3) in the case of all other plans, contracts, or arrangements of the Employer), adjusted in the manner described in IRC section 402(g)(5) for the calendar year.

         (b) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than each April 15th to Participants who claim such Excess Deferral Amounts for the preceding calendar year. A distribution pursuant to this Subsection 4.4(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to this Subsection 4.4(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Section 7.3(b)--(h) is satisfied. Any distribution under this Subsection 4.4(b) of less than the entire Excess Deferral Amount and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Deferral Amounts and income, gains and losses allocable thereto. In no case may an Employee receive from the Plan as a corrective distribution for a taxable year under this Subsection 4.4(b) an amount in excess of the individual's total Elective Deferrals under the Plan for the taxable year.

         (c) "Excess Deferral Amount" shall mean those Elective Deferrals that are includible in a Participant's gross income under IRC section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under IRC section 402(g). An Excess Deferral Amount shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         (d) The Participant's claim made pursuant to Subsection 4.4(b) shall be in writing; shall be submitted to the Administrative Committee no later than March 1 with respect to the preceding calendar year; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in IRC sections 401(k), 408(k), or 403(b), exceeds the limit imposed on the Participant by IRC section 402(g) for the calendar year in which the deferral occurred. A Participant is deemed to notify the Administrative Committee of any Excess Deferral Amount that arises by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

         (e) The Excess Deferral Amount shall be adjusted for income or loss. The income or loss allocable to the Excess Deferral Amount for the taxable year of the individual is equal to the income or loss for the taxable year of the individual allocable to the Participant's Elective Deferrals multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the taxable year, and the denominator is equal to the sum of the Participant's Elective Deferral Account as of the beginning of the taxable year, plus the Participant's Elective Deferrals for the taxable year.

         (f) The Excess Deferral Amount which may be distributed under Subsection 4.4(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this Subsection 4.4(f), the amount of Excess Contributions included in the gross income of the Employee and reported by the Employer as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Subsection 4.4(f).

4.5      AVERAGE ACTUAL DEFERRAL PERCENTAGE LIMITATION

         (a) The Average Actual Deferral Percentage for the current Plan Year for Eligible Employees who are Highly Compensated Employees may not exceed the greater of:

                  (i) the Average Actual Deferral Percentage for the current Plan Year for all Eligible Employees who are Non-highly Compensated Employees multiplied by 1.25, or

                  (ii) the Average Actual Deferral Percentage for the current Plan Year for all Eligible Employees who are Non-highly Compensated Employees multiplied by 2.0, but not more than 2 percentage points in excess of the Average Actual Deferral Percentage of Eligible Employees who are Non-highly Compensated Employees.

         For the 1998 Plan Year only, subsections (i) and (ii) shall be read by substituting "the prior Plan Year" for "the current Plan Year."

If any Highly Compensated Employee is eligible to make Elective Deferrals, to make after-tax contributions or to receive matching contributions, the disparities between the Average Actual Deferral Percentages of the respective groups shall be reduced as described in Section 4.7.

         (b) Should neither limitation (i) nor (ii) in Subsection 4.5(a) be met with respect to a Plan Year Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the employer maintaining the plan with respect to such amounts. The Administrative Committee will distribute to each Highly Compensated Employee his respective share of the Excess Contributions, starting with the Highly Compensated Employee who has the highest amount of Elective Deferrals, reducing his Elective Deferrals to the next highest amount of Elective Deferrals then, if necessary, reducing the Elective Deferrals of the Highly Compensated Employee(s) at the next highest Elective Deferral level (including the Elective Deferrals of the Highly Compensated Employees(s) whose Elective Deferrals the Administrative Committee already has reduced), and continuing in this manner until the total Excess Contributions for the group have been distributed.

         Excess Contributions shall be treated as annual additions under the Plan. A distribution of Excess Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to Paragraph 4.5(b) of Excess Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Subsection 7.3(b)--(h) is satisfied. Any distribution under Paragraph 4.5(b) of less than the entire Excess Contribution and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Contributions and income, gains and losses allocable thereto. In no event shall Excess Contributions for a Plan Year remain unallocated or be allocated to a suspense account for allocation to one or more employees in any future Plan Year.

         With respect to the distribution of Excess Contributions as provided above, such distribution shall be made first from unmatched Elective Deferrals and, thereafter, simultaneously from Elective Deferrals which are matched. In accordance with Plan Section 4.2(a), any portion of a Participant's Elective Deferral that is distributed in a corrective distribution provided in this
Section is not eligible for an Employer Matching Contribution.

         (c) The Average Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if treated as Elective Deferrals for purposes of the test described in Subsection (a)) allocated to his or her accounts under two or more arrangements described in IRC section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under IRC section 401(k).

         In the event that this Plan satisfies the requirements of IRC sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Internal Revenue Code only if aggregated with this Plan, then this Section shall be applied by determining the Average Actual Deferral Percentage of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy IRC section 401(k) only if they have the same Plan Year.

         (d)      [Reserved]

         (e) For purposes of this Plan, "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) The aggregate amount of Employer contributions actually taken into account in computing the Average Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                  (ii) The maximum amount of such contributions permitted by the Average Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Average Deferral Percentages, beginning with the highest of such percentages).

In no case shall the amount of Excess Contributions for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Elective Deferrals made on behalf of such Highly Compensated Employee for such Plan Year.

         (f) Excess Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Contributions is equal to the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account or the qualified Employer Matching Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year, and the denominator is equal to the sum of the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if any of such contributions are included in the Average Actual Deferral Percentage test) as of the beginning of the Plan Year, plus the Participant's Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if any of such contributions are included in the Average Actual Deferral Percentage test) for the Plan Year.

         (g) Coordination of Excess Contributions with Distribution of Excess Deferrals.

                  (i) The amount of Excess Contributions to be distributed under Subsection 4.5(b) with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferral Amount previously distributed in accordance with Subsection 4.4(b) to such Participant for the Participant's taxable year ending with or within such Plan Year.

                  (ii) The Excess Deferral Amount that may be distributed under Subsection 4.4(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this Paragraph (g)(ii), the amount of Excess Contributions included in the gross income of the Employee and the amount of Excess Contributions reported by the Employer as includable in the gross income of the Employee shall be reduced by the amount of the reduction under Subsection 4.4(f).

         (h)      [Reserved]

         (i) Should Subsection 4.5(b) be applicable with respect to a Plan Year, the Employer may, in lieu of or in conjunction with the reductions described in Subsection 4.5(b), contribute an additional amount (not limited to the amount needed to meet limitation (i) or (ii)) as a Nonelective Contribution, which shall be allocated, at the election of the Employer, only to Nonhighly Compensated Employees who made or were eligible to make, Elective Deferrals for such Plan

Year. Such amounts shall, at the election of the Employer, be allocated either
(i) in proportion to the Compensation of such individuals, or (ii) in proportion to the Elective Deferrals of such individuals, or (iii) pro rata to each of such individuals. Contributions made pursuant to this Subsection (i) shall be 100% vested at all times and shall be subject to the same limitations as to withdrawal and distribution as Elective Deferrals.

         (j) For purposes of determining the test described in this Subsection (a), Elective Deferrals, Qualified Nonelective Contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

         (k) The Employer shall maintain records sufficient to demonstrate satisfaction of the test described in this Section 4.5 and the amount of Qualified Nonelective Contributions or qualified matching contributions, or both, used in such test.

         (l) The determination and treatment of the Average Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.6      AVERAGE CONTRIBUTION PERCENTAGE LIMITATION

         (a) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees may not exceed the greater of:

                  (i) the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

                  (ii) the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees.

If any Highly Compensated Employee is eligible to make Elective Deferrals and is eligible to make after-tax contributions or to receive matching contributions, the disparities between the Average Contribution Percentages of the respective groups will be reduced in accordance with Section 4.7.

         (b) The Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contributions or to receive matching contributions allocated to his account under two or more plans to which contributions to which IRC section 401(m) applies that are maintained by the Employer or an Affiliated Employer shall be determined as if all such after-tax contributions and matching contributions were made under a single plan for purposes of this Section 4.6. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under IRC section 401(m).

         (c)      In the event this Plan satisfies the requirements of IRC
section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of IRC section 410(b) only if aggregated with this Plan, then this Section 4.6 shall be applied by determining the Contribution Percentage of Eligible Employees as if all such plans were a single plan.

         (d)      [Reserved]

         (e) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if the Participant is not 100% vested in his or her Employer Matching Account pursuant to Section 6.3 or, if the Participant is 100% vested in his or her Employer Matching Account, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan. A distribution of Excess Aggregate Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to this Subsection 4.6(e) of Excess Aggregate Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distributions required by Subsections 7.3(b)--(h) are satisfied.

         (f) For purposes of this Plan, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Average Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                  (ii) The maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Deferral Amounts pursuant to Section 4.4 and then determining Excess Contributions pursuant to
Section 4.5. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the amount of after-tax contributions and matching contributions made on behalf of such Highly Compensated Employee for such Plan Year.

         (g) Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions Amount is equal to the Participant After-Tax Account, Employer Matching Account (if any, and if all amounts therein are not used in the Average Actual Deferral Percentage test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Account of the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year, and the denominator is equal to the sum of the Participant's account balance(s) attributable to after-tax contributions, matching contributions and, if applicable, Qualified Nonelective Contributions and Elective Deferrals as of the beginning of the Plan Year, plus the after-tax contributions, matching contributions and, if applicable, Qualified Nonelective Contributions and Elective Deferrals for the Plan Year.

         (h)      [Reserved]

         (i) Excess Aggregate Contributions shall be forfeited, if forfeitable. If nonforfeitable, the Administrative Committee will distribute to each Highly Compensated Employee his respective share of the Excess Aggregate Contributions, starting with the Highly Compensated Employee who has the highest amount of after-tax or matching contributions, reducing his after-tax or matching contributions to the next highest amount of after-tax or matching contributions then, if necessary, reducing the after-tax or matching contributions of the Highly Compensated Employee(s) at the next highest after-tax or matching contribution level (including the after-tax or matching contributions of the Highly Compensated Employees(s) whose after-tax or matching contributions the Administrative Committee already has reduced), and continuing in this manner until the total Excess Aggregate Contributions for the group have been distributed.

         (j) Effective September 13, 1999, Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions or to pay administrative expenses of the Plan, at the discretion of the Employer.

         (k) Notwithstanding the foregoing, no forfeitures arising under this Section 4.6 shall remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future Plan Year.

         (l) Nothing contained in this Article IV shall prevent the Administrative Committee from reducing the rate of after-tax contributions during the Plan Year for Highly Compensated Employees in order to meet the test of Subsection 4.6(a).

4.7      MULTIPLE USE OF ALTERNATIVE LIMITATION

         (a) The Average Actual Deferral Percentage or Average Contribution Percentage of Highly Compensated Employees shall be adjusted as described in Subsection 4.7(b) below if all of the following conditions of this Subsection 4.7(a) apply --

                  (i) One or more Highly compensated Employees of the Employer or an Affiliated Employer are eligible to participate both in an IRC section 401(k) arrangement and in a plan maintained by the Employer or an Affiliated Employer subject to IRC section 401(m);

                  (ii) The sum of the Average Actual Deferral Percentage of all Eligible Employees under the plans described in Paragraph (a)(i) who are Highly Compensated Employees and the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the Aggregate Limit described in Subsection 4.7(e);

                  (iii) The Average Actual Deferral Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the amount described in Paragraph 4.5(a)(i); and

                  (iv) The Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the amount described in Paragraph 4.6(a)(i).

         (b) The Administrative Committee shall elect to reduce either the Average Actual Deferral Percentage or the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees in accordance with this Subsection 4.7(b). The amount of the reduction to the Average Actual Deferral Percentage of the entire group of Eligible Employees who are Highly Compensated Employees shall, if elected, be calculated and accomplished in the manner described in Subsection 4.5(e) or the amount of the reduction to the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees shall, if elected, be calculated and accomplished in the manner described in Subsection 4.6(f), so that in either case the Aggregate Limit described in Subsection 4.7(e) shall not be exceeded. The Administrative Committee may elect to reduce the Actual Deferral Percentage or the Contribution Percentage either for all Highly Compensated Employees under the Plan who are subject to reduction or for only those Highly Compensated Employees who are eligible in both the arrangements subject to IRC section 401(k) and the plan subject to IRC section 401(m).

         (c) The required reduction described in Subsection 4.7(b) shall be treated as an Excess Contribution or Excess Aggregate Contribution under the Plan as the case may be.

         (d) For purposes of applying Subsection 4.7(a), the Average Actual Deferral Percentage and Average Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees shall be determined after any corrective distribution of Excess Deferral Amounts pursuant to Subsection 4.4(b), Excess Contributions pursuant to Paragraph 4.5(b), or Excess Aggregate Contributions pursuant to Subsection 4.6(e) required without regard to this
Section 4.7. Only plans and arrangements maintained by the same Employer or an Affiliated Employer shall be taken into account under this Section 4.7.

         (e) For purposes of this Section 4.7, the "Aggregate Limit" shall mean the greater of (i) or (ii) where --

                  (i)      is the sum of:

                           A.       125% of the greater of (I) the Average
Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or (II) the Average Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, and

                           B.       two percentage points plus the lesser of
Subparagraphs 4.7(e)(i)(A)(I) or 4.7(e)(i)(A)(II) above. In no event, however, shall the amount described in this Subparagraph 4.7(e)(i)(B) exceed 200% of the lesser of Subparagraphs 4.7(e)(i)(A)(I) or (II) above; and

                  (ii)     the sum of:

                           A.       125% of the lesser of (I) the Average Actual
Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or (II) the Average Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, and

                           B.       two percentage points plus the greater of
Subparagraphs 4.7(e)(ii)(A)(I) or 4.7(e)(ii)(A)(II) above. In no event, however, shall the amount described in this Subparagraph 4.7(e)(ii)(B) exceed 200% of the lesser of Subparagraph 4.7(e)(ii)(A)(I) or (II) above.

4.8      PERMISSIBLE TYPES OF EMPLOYER CONTRIBUTIONS

         Payments on account of the contributions due from the Employer for any year may be made in cash or in kind; except that assets may not be contributed if such contribution violates the prohibited transaction rules of IRC section 4975, or the corresponding rules under ERISA section 406, if applicable.

4.9      LOANS TO PARTICIPANTS

         (a) No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half of the present value of the nonforfeitable Accrued Benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in IRC sections 414(b), (c),
(m), and (o) are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Subsection (a).

         (b) Loans may not be made to Participants or Beneficiaries who are Highly Compensated Employees in percentage amounts greater than amounts made available to other Participants and Beneficiaries, and such loans must be made available to all Participants and Beneficiaries on a reasonably equivalent basis. However, loans will not be made in an amount less than $500. Any loans made must bear a reasonable rate of interest, considering all relevant factors, specifically including current bank interest rates, and must be adequately secured, as determined by the Administrative Committee. No Participant loan shall exceed the present value of the Participant's vested Accrued Benefit. The Employer and Rollover Account of the borrower may be pledged as security for such loans. All costs and expenses in connection with obtaining the loans and perfecting the Plan's security interest therein, including but not limited to taxes, recording fees, filing fees and attorney's fees shall be prepaid by the Participant or Beneficiary or shall be deducted from the total proceeds of the loan.

         (c) Effective September 13, 1999, any loan shall be allocated to the accounts of the Participant to whom the loan is made and repayment of principal and interest on the loan shall be allocated to such accounts in accordance with the Participant's investment instructions on file at the time such repayment is made.

         (d) The Administrative Committee may adopt a loan policy, provided that it shall not conflict with the Plan.

         (e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. In the event of default, the consent provided for in the following subsection 4.9(f) shall be considered consent to a distribution of the Participant's Account(s) to the extent of the amount in default. Any distribution effected pursuant to the preceding sentence shall be a taxable distribution for all purposes under the IRC.

         (f) A Participant must obtain the consent of his or her spouse, if any, to use the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

4.10     ROLLOVER CONTRIBUTIONS

         (a) Any Employee may make a Rollover Contribution to this Plan, subject to the consent of the Employer; provided, however, that the trust from which the funds are to be transferred must permit the transfer to be made, and provided, further, that, in the opinion of the Employer's legal counsel, such transfer will not jeopardize the tax exempt status of this Plan or Trust or create adverse tax consequences for the Employer. Rollover Contributions shall be made by delivery to the Trustee (or to the Employer for delivery to the Trustee) for deposit in the Trust. All Rollover Contributions must be in cash or property satisfactory to the Trustee, whose decision in this regard shall be final. The Trustee will not accept rollovers of accumulated deductible employee contributions from a Simplified Employee Pension Plan.

         (b) If the Administrative Committee accepts such transfer of funds, it shall allocate them to a separate or segregated account established for such purpose ("Rollover Account"). If the funds are allocated to a segregated account, they shall be invested separately and any appreciation, depreciation, gain, or loss with respect to such account, and any related expenses shall be allocated to such account; such funds shall be 100% vested.

         (c) Rollover Contributions shall not be considered to be Participant contributions for the purpose of calculating the limitations under
Section 5.4.

                                    ARTICLE V
                           ADMINISTRATION OF ACCOUNTS

5.1      INVESTMENTS

         The amounts allocated to the Employer and Participant Accounts shall be invested by the Trustee (except as provided in Section 9.4) in accordance with
Article VIII.

5.2      INVEST IN SINGLE FUND AND REASONABLE RULES

         The Trustee may cause all contributions paid to it by the Employer and, if applicable the Participant, and the income therefrom, without distinction between principal and income, to be held and administered as a single fund, and the Trustee shall not be required to invest separately any share of any Participant except as provided in Sections 4.10 and 7.4 and 8.12. The Trustee may adopt reasonable rules for the administration of such common fund and for the determination of the proportionate interest of each Participant in the fund.

5.3      VALUATION OF ASSETS AND ALLOCATION OF CHANGES

         The assets of the Trust Fund will be valued as of the close of the last day of each Plan Year at their fair market value and the Employer Account (or Employer Accounts if the Participant has Accrued Benefits for service incurred both prior and subsequent to 5 consecutive One Year Breaks in Service), including any Employer Account held in suspense, and, if applicable, the Participant Deferral Account of each Participant shall be adjusted for any net appreciation or net depreciation in the assets of the Plan and any net income or net loss of the Trust for such year, with each account being credited or charged in the ratio that the amount of the account (as of the close of the last day of the Plan Year) bears to the total (as of the close of the last day of the Plan
Year) of all remaining non-segregated accounts; provided, however, that the amount allocated to each Participant's Accounts shall be determined on a time weighted basis under nondiscriminatory procedures developed by the Administrative Committee. For the purpose of such adjustment of accounts, any contribution made by the Employer with respect to that Plan Year shall be considered as having been made immediately after such valuation and adjustment, unless such contributions are actually allocated to a Participant's account prior to such valuation. In making the adjustments required by this Section the cash value of any life insurance, and the value of any amounts segregated in accordance with Sections 4.10 and 7.4 and 8.12 shall not be considered in determining the amount of net appreciation, depreciation, gain or loss to be allocated to such account. The amount of any net appreciation, depreciation, gain or loss with respect to such cash value or segregated account shall be allocated to the individual account with respect to which it arose; provided, however, that the amount allocated to each Participant's Accounts shall be determined on a time weighted basis under nondiscriminatory procedures developed by the Administrative Committee. In addition to the valuations required by the first sentence of this Section 5.3, the Trust Fund may be valued at such other times during the Plan Year as the Administrative Committee deems appropriate.

5.4      LIMITATIONS ON ALLOCATIONS TO EACH PARTICIPANT

         (a)      (i)      If the Participant does not participate in, and has
never participated in, another qualified plan maintained by the employer or a welfare benefit fund, as defined in IRC section 419(e) maintained by the employer, or an individual medical account, as defined in IRC section 415(l)(2), maintained by the employer, which provides an annual addition as defined in Paragraph (d)(i), the amount of annual additions which may be credited to the Participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

                  (ii) Prior to determining the Participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

                  (iii) As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  (iv) If, pursuant to Paragraph (a)(iii) or as a result of an allocation of Forfeitures there is an excess amount the excess will be disposed of as follows:

                           (1)      Any nondeductible voluntary employee
contributions to the extent they would reduce the excess amount, will be returned to the Participant.

                           (2)      If after the application of Subparagraph (1)
an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's account will be used to reduce employer contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

                           (3)      If after the application of Subparagraph (1)
an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                           (4)      If a suspense account is in existence at any
time during a limitation year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's accounts before any employer or Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

         (b)      (i)      This Subsection (b) applies if, in addition to this
Plan, the Participant is covered under another qualified defined contribution plan maintained by the employer, a welfare benefit fund, as defined in IRC section 419(e) maintained by the employer, or an individual medical account, as defined in IRC section 415(l)(2), maintained by the employer, which provides an annual addition as defined in Paragraph (d)(i), during any limitation year. The annual additions which may be credited to a Participant's account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under the other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the limitation year.

                  (ii) Prior to determining the Participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a Participant in the manner described in Paragraph
(a)(ii).

                  (iii) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  (iv) If, pursuant to Paragraph (b)(iii) or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  (v) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                           (1)      the total excess amount allocated as of such
date, times

                           (2)      the ratio of (i) the annual additions
allocated to
the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans.

                  (vi) Any excess amount attributed to this Plan will be disposed in the manner described in Paragraph (a)(iv).

         (c) If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit fraction and defined contribution fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's account under this Plan for any limitation year are limited as follows: If the Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0, the Participant's annual additions under this Plan will be reduced to the extent necessary to prevent such combined fraction from exceeding 1.0 before any accruals under any defined benefit plan of the employer are reduced. (Effective through December 31, 1998; effective January 1, 2000 this section 5.4(c) is "Reserved.")

         (d)      Definitions.

                  (i) Annual additions: The sum of the following credited to a Participant's account for the limitation year:

                           (1)      employer contributions,

                           (2)      employee contributions,

                           (3)      forfeitures, and

                           (4)      amounts allocated, after March 31, 1984, to
an individual medical account, as defined in IRC section 415(l)(2), which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in IRC section 419A(d)(3), under a welfare benefit fund, as defined in IRC section 419(e), maintained by the employer are treated as annual additions to a defined contribution plan.

                           For this purpose, any excess amount applied under
(a)(iv) or (b)(vi) in the limitation year to reduce employer contributions will be considered annual additions for such limitation year.

                  (ii) Compensation: Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation section 1.62-2(c)), and excluding the following:

                           (1)      Effective January 1, 1998, distributions
from a plan of deferred compensation or employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, except that compensation shall include any amounts deferred pursuant to IRC section 402(e)(3), section 402(h), or section 403(b) or contributed pursuant to IRC section 125.

                           (2)      Amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (3)      Amounts realized from the sale, exchange or
other disposition of stock acquired under a qualified stock option; and

                           (4)      Other amounts which received special tax
benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in IRC section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

                           For any self-employed individual compensation will
mean earned income.

                           For limitation years beginning after December 31,
1991, for purposes of applying the limitations of this Section 5.4, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

                           Notwithstanding the preceding sentence, compensation
for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in IRC section 22(e)(3)) is the compensation such Participant would have received for the limitation year before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in IRC section 414(q)) and contributions made on behalf of such Participant are nonforfeitable when made.

                  (iii) Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year under IRC sections 415(b) and (d) or 140% of the highest average compensation, including any adjustments under IRC section 415(b).

                           Notwithstanding the above, if the Participant was a
Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of IRC section 415 for all limitation years beginning before January 1, 1987. (Effective through December 31, 1998; effective January 1, 2000 this section 5.4(d)(iii) is "Reserved.")

                  (iv) Defined contribution dollar limitation: $30,000, effective January , 1999.

                  (v) Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans

(whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, as defined in IRC section 419(e), and individual medical accounts, as defined in IRC section 415(l)(2), maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation determined under IRC sections 415(b) and (d) in effect under IRC section 415(c)(1)(A) or 35% of the Participant's compensation for such year.

                           If the Employee was a Participant as of the end of
the first day of the limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the IRC section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                           The annual addition for any limitation year beginning
before January 1, 1987, shall not be computed to treat all employee contributions as annual additions. (Effective through December 31, 1998; effective January 1, 2000 this section 5.4(d)(v) is "Reserved.")

                  (vi) Employer: For purposes of this Section 5.4, employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in IRC section 414(b) as modified by IRC section 415(h)), all commonly controlled trades or businesses (as defined in IRC section 414(c) as modified by IRC section 415(h), or affiliated service groups (as defined in IRC section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under IRC section 414(o).

                  (vii) Excess amount: The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

                  (viii) Highest average compensation: The average compensation for the three consecutive years of service with the employer that produces the highest average. A year of service with the employer is the 12-consecutive month period used for measuring Compensation in the second paragraph of Section 2.9.

                  (ix) Limitation year: The Plan Year, unless the Employer elects in writing a different 12-consecutive month period. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

                  (x) Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

                           (1)      the defined contribution dollar limitation,
or

                           (2)      25% of the Participant's compensation for
the limitation year.

                           The compensation limitation referred to in (2) shall
not apply to any contribution for medical benefits (within the meaning of IRC section 401(h) or IRC section 419A(f)(2)) which is otherwise treated as an annual addition under IRC section 415(l)(1) or section 419A(d)(2).

                           If a short limitation year is created because of an
amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                  ---------------------------------------------
                                       12

                  (xi) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                           (1)      the Participant will continue employment
until normal retirement age under the plan (or current age, if later), and

                           (2)      the Participant's compensation for the
current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years. (Effective through December 31, 1998; effective January 1, 2000 this section 5.4(d)(xi) is "Reserved.")

5.5      DESIGNATION OF BENEFICIARY

         Each Participant may designate from time to time in writing one or more Beneficiaries, who will receive the Participant's vested Accrued Benefit in the event of the Participant's death. If the Participant dies without having made a Beneficiary designation, the Trustee shall distribute such benefits in the following order of priority to the deceased Participant's: (a) spouse, (b) lineal descendants, (c) parents, or (d) estate.

         However, in the event of the death of a married Participant, the surviving spouse must be the sole beneficiary unless the surviving spouse has consented in writing to a different election, has acknowledged the effect of such election, and the consent and acknowledgement are witnessed by a member of the Administrative Committee or a notary public. The consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrative Committee that there is no spouse, the spouse cannot reasonably be located, or for such other reasons as the regulations may prescribe. The consent of a spouse as reason for not requiring such consent shall be applicable only to that spouse. If the spouse of a Participant becomes locatable or if a Participant remarries, it shall be the duty of the Participant to bring that fact to the attention of the Administrative Committee. If the Participant so notifies the Administrative Committee, the Administrative Committee shall then, if applicable, proceed to make available to such spouse the consent of spouse procedures described in this Section.

5.6      LIFE INSURANCE

         (a) Portions of the Trust Fund may be used to purchase and pay premiums on life insurance contracts on the lives of Participants as to which the insured Participant shall have the power to designate beneficiaries.

         (b) Each life insurance contract shall be purchased and premiums paid thereon in accordance with uniform policies, established by the Administrative Committee and providing for treatment of Participants in similar circumstances in a similar fashion (except those Participants declared uninsurable at standard rates by an insurance company, for whom no insurance need be purchased) from the Employer Account of the Participant whose life is insured. If life insurance is not purchased ratably for all Participants (except those Participants uninsurable at standard rates) the consent of Participants on whose behalf life insurance contracts are purchased must be obtained. The aggregate premiums paid for any Plan Year on such insurance contracts on the Participant's life from his Employer Account shall, in the case of whole life insurance, at all times be less than 50% of the aggregate of the Employer contributions allocated to the credit of such Participant's Employer Account; and in the case of term life insurance, universal life insurance and all other life insurance contracts which are not whole life, shall at all times be less than 25% of such Employer contributions. The sum of 50% of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25% of the aggregate Employer contributions allocated to any Participant. However, the Administrative Committee may adopt rules permitting a Participant to instruct the Trustee to pay life insurance premiums from funds contained in the Participant Account of any individual Participant.

         (c) As to such life insurance contract on any Participant's life, upon or before the happening of any of the circumstances (other than the Participant's death) upon which, pursuant to Article VII the Participant becomes eligible for payments under the Plan, the Trustee shall:

                  (i)      convert its entire value into cash; or

                  (ii) convert its entire value to provide periodic income to the Participant, provided that no portion may be used to continue life insurance for the Participant; or

                  (iii)    distribute it to the Participant.

           In no event, however, shall this Section 5.6 be interpreted to permit receipt by a Participant of such cash, periodic income, or contracts (with modes of settlement, as to all three alternatives, limited to those provided elsewhere in the Plan) before he is eligible to receive benefits pursuant to Article VII.

         (d) In the event that contracts of life insurance are purchased pursuant to this Section 5.6, amounts paid for premiums on such policies shall be subtracted from the Employer Accounts of the Participants upon such payments, and such contracts and the cash or reserve values thereof shall not be deemed part of the Trust Fund for purposes of the allocation of profit and loss of the Trust under Section 5.3. Notwithstanding the preceding, any such contract of life insurance, including the cash surrender value thereof, shall be deemed as part of the Employer Account of the Participant or the Participant's Account to the extent, if any, that premiums were paid from the Participant's Account, for purposes of this Plan. Dividends paid upon, and return of premiums with respect to, any policy of life insurance held hereunder shall be credited to the Employer or Participant Deferral Account of the Participant insured, as applicable.

         (e) The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 7.4, Qualified Joint and Survivor Annuity or Pre-Retirement Survivor Annuity, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

                                   ARTICLE VI
                                     VESTING

6.1        PARTICIPANT DEFERRAL ACCOUNT AND ROLLOVER ACCOUNT 100 PERCENT VESTED

         The Accrued Benefit in the Participant Deferral Account and Rollover Account shall be 100% vested at all times.

6.2      EMPLOYER ACCOUNT VESTING ON DEATH, RETIREMENT, OR TOTAL PERMANENT
         DISABILITY

         If a Participant's employment is terminated for death, for Total and Permanent Disability, or upon a Participant attaining Normal Retirement Age, 100% of the Accrued Benefit shall vest in the Participant (or in his Beneficiary, as the case may be) and shall be distributed in accordance with the provisions of Article VII.

6.3      EMPLOYER ACCOUNT AND EMPLOYER MATCHING ACCOUNT VESTING ON TERMINATION

         (a) If a Participant's employment is terminated prior to attaining Normal Retirement Age except for death or Total and Permanent Disability, the following percentages of the Accrued Benefit in the Employer Account and Employer Matching Account of the Participant shall vest in the Participant and shall be distributed to or set aside for him (or his Beneficiary) in accordance with the provisions of Article VII:

                                              Vested percentage of
      Total Service for Vesting                 Employer Account
      -------------------------               ---------------------

           less than 3 years                            0%
           3 years                                     20%
           4 years                                     40%
           5 years                                     60%
           6 years                                     80%
           7 years or more                            100%

         (b) The Accrued Benefit of a Participant which is not vested as above provided shall be treated as a Forfeiture, in accordance with the provisions of Sections 4.3, 6.5, 7.10, and 7.12.

         (c) Insofar as the vesting schedule provided above reflects a changed vesting schedule concerning vesting in the Employer Account (but not the Employer Matching Account), each Participant with at least three Years of Service for Vesting at the effective date of this amended and restated Plan will be deemed to have chosen to have the previous vesting schedule (100% after one Year of Service for Vesting) apply with respect to the Participant's Employer Account, but not the Participant's Employer Matching Account, notwithstanding
Section 6.3(d) and (e) below.

         (d) In the case of an amendment to the vesting schedule, the vested percentage of a Participant's Employer Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of the amendment.

         (e) The computation of a Participant's vested percentage of his interest in his or her Employer Account shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three Years of Service for Vesting as of the expiration date of the election period may elect to have this nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of: (i) the adoption date of the amendment; (ii) the effective date of the amendment or (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

6.4        [RESERVED]

6.5        RESTORATION OF FORFEITURES

           If a Participant is less than 100% vested, and either (i) he receives a distribution from the Plan and forfeits part of his Accrued Benefit, and then, if the Participant resumes employment with the Employer before the occurrence of five consecutive One Year Breaks in Service, or (ii) the Participant receives an in-service distribution, then until such time as there is a fifth consecutive One Year Break in Service, the Participant's vested portion of the balance in his account at any time shall be equal to an amount ("X") determined by the formula X = P(AB + (R X D)) - (R X D), where "P" is the vested percentage of the Participant at such time, "AB" is the balance in the Participant's account at such time and "D" is the amount of the distribution not previously repaid by the Participant in accordance with Section 7.12 (if applicable), and "R" is the ratio of the account balance at the relevant time to the account balance after distribution. (This paragraph is deleted effective January 1, 1999.)

           If an Employee who is zero percent vested is deemed to receive a distribution pursuant to Section 7.2, and that Employee resumes employment covered under this Plan before the date he or she incurs 5 consecutive One Year Breaks in Service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution.

           If the Participant's forfeited Accrued Benefit is restored pursuant to this Section 6.5, the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

                                   ARTICLE VII
                            DISTRIBUTION OF BENEFITS

7.1      HARDSHIP DISTRIBUTION (EFFECTIVE SEPTEMBER 13, 1999):

         (a) A Participant may apply in writing to the Administrator for a hardship distribution of part or all of his (i) Participant Deferral Account and
(ii) Participant's Account attributable to a Rollover Contribution. The Administrative Committee in its discretion and in accordance with the provisions of this Section 7.1 shall determine what portion or all of the Participant's Accrued

Benefit is necessary to alleviate the hardship. A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant as determined in accordance with Subsection (c) below and is necessary to satisfy such financial need as determined in accordance with Subsection (d) below. The determination by the Administrative Committee of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made in a nondiscriminatory and uniform manner. The determination of hardship by the Administrative Committee shall be final and binding.

         (b) In the case of a distribution from the Participant's Deferral Account, the amount of the distribution is limited to the Participant's net distributable amount. The net distributable amount is equal to the distributable amount, reduced by the amount of previous distributions on account of hardship. The distributable amount is equal to the sum of (i) the Participant's total Elective Deferrals as of the date of distribution and (ii) income allocable to Elective Deferrals that is credited to the Participant's Deferral Account before the end of the last Plan Year ending before July 1, 1989.

         (c) A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is for:

                  (i) expenses for medical care described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for these persons to obtain medical care described in Code Section 213(d);

                  (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                  (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children, or dependents of the Participant;

                  (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence; or

                  (v) such other financial needs as prescribed by the Commissioner of the Internal Revenue Service.

         (d) A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                  (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                  (ii) in the case of a distribution from the Participant's Deferral Account, the Participant has obtained all distributions, other than hardship distributions from the Participant's Deferral Account, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                  (iii) in the case of a distribution from the Participant's Deferral Account, the Participant does not make an Elective Deferral for his taxable year immediately following the taxable year of the hardship distribution in excess of the $7,000 limit (adjusted for the cost of living) for such next taxable year less the amount of such Participant's Elective Deferral for the taxable year of the hardship distribution; and

                  (iv) in the case of a distribution from the Participant's Deferral Account, the Participant does not make an Elective Deferral or contribution to all other plans maintained by the Employer for a 12-month period following the date of receipt of the hardship distribution. For this purpose, the phrase "all other plans maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code
Section 125. However, such phrase does not include a health or welfare benefit plan, including one that is part of a cafeteria plan.

         (e) Any distribution under this Section 7.1 shall be made first from the Participant's Account attributable to a Rollover Contribution until that Account is depleted and then from the Participant's Deferral Account.

7.2      METHOD OF DISTRIBUTION

         (a) The Participant shall elect to receive distribution of his Participant and Employer and Rollover Accounts in one of the following forms:
(a) an annuity (including a Qualified Joint and Survivor Annuity as provided in Section 7.4), (b) a lump-sum distribution, (c) an installment distribution consisting of approximately equal annual or more frequent installments (subject to the limitations of Section 7.3) over a term certain, or (d) a Cash-Out. Notwithstanding the preceding, if a Participant's vested Accrued Benefit at the time he terminates employment (through severance, death, or Total and Permanent Disability) does not exceed $5,000, the entire amount of such Accrued Benefit shall be distributed in the form of a Cash-Out.

         (b) If an employee terminates service, and the value of the employee's vested account balance derived from employer and employee contributions is not greater than $5,000, the employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. For purposes of this Section, if the value of an employee's vested account balance is zero, the employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deducible employee contributions within the meaning of IRC section 72(o)(5)(B) for plan years beginning prior to January 1, 1989.

         (c) If the value of a Participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, and the account balance is immediately distributable, the Participant must consent to any distribution of such account balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of IRC section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

                  (i) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy IRC section 401(a)(9) or IRC section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in IRC section 4975(e)(7)), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in IRC section 4975(e)(7)) then the Participant's account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                  (ii) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of normal retirement age or age 62.

           Effective September 13, 1999, notwithstanding anything in this paragraph to the contrary, a participant may elect (with any consent of the Spouse as may be required under Section 7.4) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date if the distribution commences more than 7 days after such explanation is provided.

         (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of IRC section 72(o)(5)(B).

         (e) If distributions are made in installments rather than a Qualified Joint and Survivor Annuity, lump-sum distribution or a Cash-Out, then
(i) the installments must be over a period of 10 years or less or (ii) the amount of the installment to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Treasury Regulations section 1.72-9, Table V and VI or, in the case of payments under a contract issued by an insurance company, by use of the life expectancy tables of the insurance company. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse Beneficiary may not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         (f) Any annuity distributed from the Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

7.3      TIME OF DISTRIBUTION

         Subject to Section 7.4, Qualified Joint and Survivor Annuity or Pre-Retirement Survivor Annuity, the requirements of this Section 7.3 shall apply to any distribution of a Participant's interest and will take precedent over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 7.3 apply to calendar years beginning after December 31, 1984. All distributions required under this Section 7.3 shall be determined and made in accordance with the Proposed Regulations under IRC section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed Treasury regulations.

         (a) After the Participant has attained the Normal Retirement Age, has died, or has terminated his employment, then the first installment, the lump-sum payment or Cash-Out, as the case may be, shall be made no later than the first day of the eighth month after the event occurs, or as soon thereafter as administratively feasible. If the distribution is made prior to the time the Participant attains the later of age 62 or the Normal Retirement Age under the Plan, the Participant must consent to the distribution, unless it is in the form of an involuntary Cash-Out. If such consent is required, a Participant may consent to a distribution of less than all of his Vested Accrued Benefit. If the distribution is delayed until the Participant incurs a One Year Break in Service or is 100% vested, it shall be made within 90 days of the occurrence of such event. If the Participant is 0% vested in his Accrued Benefit, his account balance will be deemed to have been distributed to him in the form of a Cash-Out. In addition, at such time as a Participant shall have attained age 59-1/2, the Participant may withdraw all or a portion of his Vested Accrued Benefit from his Participant Deferral Account and, when the Participant is 100% Vested in his Accrued Benefit from his Employer Account, he may withdraw all or a portion of such Accrued Benefit. However, in all events such distributions shall begin no later than 60 days after the end of the Plan Year in which occurs the latest of the following:

                  (i) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age;

                  (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                  (iii)    the Termination Date.

         For Plan Years beginning prior to September 13, 1999, distributions shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         (b) Required beginning date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

         (c) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                  (i)      the life of the Participant,

                  (ii) the life of the Participant and a designated beneficiary,

                  (iii) a period certain not extending beyond the life expectancy of the Participant, or

                  (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

         (d) Determination of amount to be distributed each year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                  (i)      Individual account.

                           (1)      If a Participant's benefit is to be
distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                           (2)      For calendar years beginning before January
1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                           (3)      For calendar years beginning after December
31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefits by the lesser of (1) the applicable life expectancy of (2) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Subparagraph (d)(i)(1) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

                           (4)      The minimum distribution required for the
Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                  (ii) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of IRC section 401(a)(9) and the proposed regulations thereunder.

         (e) If the Participant dies after distributions to him have begun but before his entire Accrued Benefit has been distributed to him, the remaining portion of his Accrued Benefit shall be distributed from the Plan at least as rapidly as under the method of distribution previously established for him, if such method was irrevocable at the time of his death.

         (f) If the Participant dies before distribution of his interest commences, then distributions of the Participant's remaining Accrued Benefit must be completed by the end of the fifth calendar year following the year of his death. However, installment distributions to a designated Beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this 5 year distribution requirement (even though the installment payments are not completed within 5 years of the Participant's death) if the distributions are made at a rate which is not longer than that calculated (in the manner described in Subparagraph
(d)(i)(3) of this Section 7.3) to provide payment of all the Participant's Accrued Benefit during the anticipated life expectancy of the designated Beneficiary. Provided that if the designated Beneficiary is the surviving spouse of the deceased Participant, the distributions can begin as long after the Participant's death as the date on which the deceased Participant would have attained the age of 70-1/2. If the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this Subsection (f) shall be applied as if the surviving spouse were the Participant.

         If the Participant has not made an election pursuant to this Subsection
(f) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (g) For purposes of this Section 7.3, any amount paid to a child of a Participant will be treated as if it had been paid to the surviving spouse of the Participant if such remaining amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (h) For the purposes of this Subsection 7.3(h), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Subsection 7.3(f) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Subsection 7.3(f)). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

         (i)      Definitions.

                  (i) "Applicable life expectancy." The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                  (ii) "Designated Beneficiary." The individual who is designated as the Beneficiary under the Plan in accordance with IRC section 401(a)(9) and the proposed regulations thereunder.

                  (iii) "Distribution calendar year." A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Subsection 7.3(d) above.

                  (iv) "Life expectancy." Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treasury Regulations section 1.72-9, or, in the case of payments under a contract issued by an insurance company, by use of the life expectancy tables of the insurance company.

                    Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Subsection 7.3(f)) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  (v)      "Participant's benefit."

                           (1)      The account balance as of the last valuation
date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                           (2)      For purposes of Subparagraph (1) above, if
any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                  (vi) "Required beginning date." The "Required Beginning Date" for a Participant other than a 5-percent owner (as described in IRC
Section 416(i)) is April 1 of the calendar year following the later of (1) the calendar year in which the Participant retires or (2) the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date for a Participant who is a 5-percent owner is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding anything to the contrary in this Section, until his termination of employment with the Employer, a Participant other than a 5% owner who attained age 70 1/2 prior to January 1, 1999, has a continuing election to receive the minimum distribution which the Participant would have been required to take prior to January 1, 1999, subject to the requirements of Section 7.4.

7.4      QUALIFIED JOINT AND SURVIVOR ANNUITY

         The provisions of this Section 7.4 shall apply to any Participant: (i) who is credited with at least one hour of service with the employer on or after August 23, 1984; (ii) with respect to whom this Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan to which IRC Section 401(a)(11) applied; and (iii) the Participant elects to receive his benefits under the Plan in the form of an annuity.

         (a) Qualified Joint and Survivor Annuity. Unless an optional form of annuity is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's vested account balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

         (b)      Definitions

                  (i) "Qualified election." A waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless the Participant's spouse consents in writing to the election, the spouse's consent acknowledges the effect of the election and the spouse's consent is witnessed by a Plan representative or notary public. If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

                    Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

                  (ii) "Qualified Joint and Survivor Annuity." An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance, and is further defined in Section 2.37.

                  (iii) "Spouse (surviving spouse)." The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in IRC section 414(p).

                  (iv) "Annuity starting date." The first day of the first period for which an amount is paid as an annuity or any other form.

                  (v) "Vested account balance." The aggregate value of the Participant's vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 7.4 shall apply to a Participant who is vested in amounts attributable to employer contributions, employee contributions (or both) at the time of death or distribution.

         (c)      Notice Requirements.

                  (i) If the Participant elects to receive his Vested account balance in the form of an annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                  (ii) Notwithstanding the other requirements of this Subsection (c), the notice prescribed by this Subsection (c) need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity, and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity. For purposes of this Paragraph
(c)(ii), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

Effective September 13, 1999, notwithstanding anything in this paragraph to the contrary, a participant may elect (with any consent of the Spouse as may be required under this Section) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date if the distribution commences more than 7 days after such explanation is provided.

7.5      SEGREGATION IF INSTALLMENT DISTRIBUTION

         The Administrative Committee may determine that the Employer and Participant Accounts of a Participant who is no longer an Employee shall be segregated and set aside, in which event the Administrative Committee shall direct the Trustee to segregate the vested portion (as defined in Article VI) of the entire balance of the Participant's Employer Account and Participant Deferral Account, if applicable, and to deposit such portion in a separate interest bearing account at a bank or savings and loan association, and said account shall cease to participate in the income or net loss or appreciation or depreciation of the Trust Fund, as of the beginning of the Plan Year in which such segregation occurs, and instead will be credited with the full amount of interest earned thereon.

7.6      NON-SEGREGATION IF INSTALLMENT DISTRIBUTION

         In the event the Administrative Committee does not segregate (as provided in Section 7.4) the Employer Account and Participant Deferral Account, if applicable, of a Participant, said account shall continue to be treated, without interruption, in the same manner as when the Participant was an Employee, in which case the installment distributions shall be adjusted upward or downward to reflect appreciation or depreciation, or income or loss in the account balance.

7.7      DISTRIBUTION AFTER DEATH OF PARTICIPANT

         In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining Accrued Benefit be paid in a lump sum.

         In the event of the death of the Participant prior to the start of any payment of his Accrued Benefit, distributions shall be made in the form and at the time or times selected by the Beneficiary pursuant to Sections 7.1, 7.2 and 7.3.

7.8      DISTRIBUTION AFTER DEATH OF BENEFICIARY

         In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of benefits due the Beneficiary from the Plan, the full amount of such unpaid benefits shall at once vest in and become the property of the estate of said Beneficiary. In determining the amount of such unpaid benefits, no adjustment shall be made by reason of any net income, or net loss, of the Trust, or any net appreciation or net depreciation by the Trust's assets subsequent to the beginning of the Plan Year in which such final distribution occurs.

7.9      DIRECT ROLLOVER

         (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions

                  (i) "Eligible rollover distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joints lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the IRC; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) "Eligible retirement plan." An eligible retirement plan is an individual retirement account described in section 408(a) of the IRC, an individual retirement annuity described in section 408(b) of the IRC, an annuity plan described in section 403(a) of the IRC, or a qualified trust described in section 401(a) of the IRC, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) "Distributee." A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the IRC, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) "Direct rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Effective January 1, 1999, notwithstanding to the contrary in this paragraph, a hardship distribution made pursuant to Section 7.1 shall not be an "eligible rollover distribution."

7.10     SUSPENSE ACCOUNT FOR TERMINATED PARTICIPANTS

         If a Participant has terminated his employment but his Employer Account is not 100% vested and he has not had 5 consecutive One Year Breaks in Service subsequent to his termination, all funds in his Employer Account shall be held in suspense until the happening of the soonest of the following: (i) the Participant returning to employment with the Employer, or (ii) the occurrence of 5 consecutive One Year Breaks in Service with respect to the Participant, or
(iii) the Participant attaining Normal Retirement Age. At such time the Participant's Employer Account shall cease to be held in suspense. If a Participant has returned to employment prior to incurring 5 consecutive One Year Breaks in Service, his Employer Account which has been held in suspense shall be restored to his credit. If 5 consecutive One Year Breaks in Service occur, the non-vested portion of the Employer Account held in suspense will be forfeited; the vested portion shall be distributed in accordance with the provisions of
Article VII. In the case of a Participant attaining Normal Retirement Age while his Employer Account is being held in suspense, the entire amount will be distributed in accordance with the provisions of Article VII.

         Such suspense account shall share in any appreciation, depreciation, or net income or loss as if it were not in suspense, except that an account which is in suspense shall have no Forfeitures allocated to it for a Plan Year in which the Employee does not have a Year of Service for Accrual of Benefits.

         Notwithstanding anything contained in this Section 7.10 to the contrary, upon the payment of a Participant's vested Accrued Benefit through a Cash-Out, the non-vested portion of such Participant's Accrued Benefit shall be immediately forfeited.

         If an Employee terminates service, and elects, in accordance with the requirements of Subsection 7.3(a), to receive the value of the Employee's vested account balance, the nonvested portion will be treated as a Forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

7.11     UNABLE TO LOCATE PARTICIPANT OR BENEFICIARY

         If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including the sending of notification by certified or registered mail to his last known address, the Administrative Committee may direct the Trustee to take any of the following actions:

                  (i) Distribute the benefits in question to an interest bearing savings account established in the name of the Participant or Beneficiary; or, if the benefits are payable to a Participant (as reasonably determined by the Administrative Committee) the Administrative Committee may instruct the Trustee to distribute the funds to the Participant by placing them in a savings account in the Participant's name or by purchasing U.S. Savings Bonds in the Participant's name and holding them for the Participant;

                  (ii) If the Administrative Committee has taken the reasonable efforts to locate the Participant, the Administrative Committee may allocate the Participant's Accrued Benefits to a segregated account in the manner described in Section 7.5, as if an installment distribution were being made; however, such funds shall be held in the segregated account for distribution to the Participant when located;

                  (iii) The Participant's Accrued Benefits may be forfeited; if a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary, and such benefit shall be reinstated first out of Forfeitures, if any, and then by additional Employer contributions.

7.12     REPAYMENT OF CASH-OUT

         If an Employee receives a distribution pursuant to Section 7.2 and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the participant is subsequently re-employed by the Employer, or the date the participant incurs 5 consecutive One Year Breaks in Service following the date of the distribution. The permissible sources of restoration of the forfeited portion of a Cash-Out distribution are Forfeitures and Employer contributions.

7.13     QUALIFIED DOMESTIC RELATIONS ORDERS

         Notwithstanding any other provisions of Article VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in IRC section 414(p)(8)) either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account. The Administrative Committee may direct distributions to an alternate payee pursuant to a qualified domestic relations order as defined in IRC section 414(p)(1)(A) prior to the date on which the Participant attains the earliest Retirement Age, provided that the Administrative Committee has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order as defined in IRC section 414(p)(1)(A). The alternate payee shall be paid his separate Account or his percentage of the Participant's Account, computed as of the valuation date described in Section 5.3, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan; the alternate payee shall not be required to consent to such lump sum payment. The Administrative Committee shall adopt reasonable procedures to determine the qualified status of domestic relations orders and to administer the distributions thereunder.

                                  ARTICLE VIII
                         DUTIES AND AUTHORITY OF TRUSTEE

8.1      GENERAL FIDUCIARY DUTIES

         Except as may be provided in Section 12.4 and as otherwise may be required or permitted by ERISA, the Trustee and all fiduciaries hereunder shall discharge their duties with respect to the Plan solely in the interest of the participants and beneficiaries and:

         (a)      for the exclusive purpose of:

                  (i) providing benefits to participants and their beneficiaries; and

                  (ii) defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims;

         (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

         (d) in accordance with the Plan document insofar as the Plan document is consistent with Part Four of Title I of ERISA.

8.2      RECEIVE PAYMENTS

         The Trustee shall receive from the Employer the payments made by it on account of its contributions under the Plan, and made by Participants, if any, but the Trustee shall have no duty to compute any amount due from the Employer or to collect the same.

8.3      VALUE ASSETS

         The Trustee shall value the assets of the Trust Fund as of the close of the last day of each Plan Year at their fair market value and the Administrative Committee or its agent will allocate the sums contributed by the Employer and by Participants, if any, plus the net income or minus the net loss of the Trust Fund and plus the net appreciation or minus the net depreciation in the Trust Fund to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provisions of Article V.

8.4      SEGREGATION OF ACCOUNTS

         When directed in writing by the Administrative Committee, the Trustee shall segregate the accounts of terminated Participants in accordance with the provisions of Section 4.10 or 7.5, and make payments out of the Trust Fund from time to time to the Participants or their

Beneficiaries, such payments to be made in the manner and in the amounts as may be specified in the written instructions of the Administrative Committee.

8.5      TAX RETURNS AND REPORTS

         If the Trustee is a corporate fiduciary, then such Trustee shall prepare or cause to have prepared and filed, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee, in writing, relieves the Trustee of such obligation, in part or entirely, in which case the Administrative Committee, or the person or persons it designates, shall be responsible for filing the tax returns, reports, and related filings, as provided by the Administrative Committee. The Trustee shall be entitled to rely on the accuracy of any written statement from the Administrative Committee or from an officer of the Employer as to those matters provided in Article IX.

8.6      POWERS

         The Trustee is authorized and empowered to:

         (a) Invest and reinvest the Trust Fund, without distinction between principal and income, in bank accounts, certificates of deposit, common stocks, preferred stocks, bonds, notes, debentures, mortgages, U.S. retirement plan bonds, and in other property, real or personal, so long as the incidents of ownership of such property are within the jurisdiction of the United States, and so long as such investments do not violate applicable law;

         (b) To acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in ERISA, provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer securities or qualifying Employer real property if, immediately after the acquisition of such securities or property, the fair market value of all qualifying Employer securities and qualifying Employer real property held by the Trustee hereunder should amount to more than 100% of the fair market value of all assets in the Trust Fund;

         (c) Sell, exchange, convey, transfer, or otherwise realize the value of any property held by it;

         (d) Convert any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any warrants, conversion privileges, subscription rights, or other options and to make any payment incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held in the Trust Fund;

         (e) Make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the powers herein granted;

         (f) Register any investments held in the Trust Fund in its own name or in the name of a nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (g) Invest all or a part of the Trust Fund in deposits which bear a reasonable rate of interest in a bank or similar financial institution, even though such institution is a Trustee or other fiduciary, as defined in IRC section 4975(e)(3);

         (h) Invest in a common or collective trust fund or pooled investment fund maintained by a bank or trust company or a pooled investment fund of an insurance company qualified to do business in a State even though such bank, trust company or insurance company is a disqualified person, as defined in IRC section 4975(e)(2);

         (i) Make distributions to Participants or Beneficiaries in cash, annuity policies, insurance policies or any other property;

         (j) Perform all such acts, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purpose of the Trust; and

         (k) Borrow or loan sums, except as prohibited by IRC section 4975(c) (without reference to IRC section 4975(d)), as the Trustee deems desirable, and for that purpose, to mortgage or pledge all or part of the Trust Fund.

8.7      EXPENSES

         All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Trust Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustee for the purpose of the Trust, shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund. All other administrative expenses incurred by the Trustee in the performance of its duties, including such compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee (in accordance with the Trustee's standard schedule of fees in effect from time to time during the time it administers this Trust, if applicable) and all proper charges and disbursements of the Trustee, may be paid by the Employer, and if not paid by the Employer shall be paid from the Trust Fund, and until paid shall constitute a charge upon the Trust Fund. If the Employer advises the Trustee in writing of its determination to make no further contribution to this Trust, the expenses of the Trustee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant. However, no person who is a disqualified person (as defined in IRC section 4975(e)(2)) and who received full-time pay from the Employer, may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

         The Trustee may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of its duties as the Trustee. The Trustee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Employer or any of its officers.

8.8      LITIGATION

         The Trustee shall not be required to participate in any litigation either for the collection of monies or other property due the Trust Fund, or in defense of any claim against the Trust Fund unless the Trustee shall have been indemnified to its satisfaction against all expenses and liability to which the Trustee might become subject.

8.9      WRITTEN INSTRUCTIONS

         When any act of the Trustee is based upon instructions of the Employer or the Administrative Committee, the Trustee may rely upon instructions in writing, signed by an officer of the Employer, or upon written instructions from the Administrative Committee or the Plan Administrator, as appropriate.

8.10     APPOINTMENT OF INVESTMENT MANAGER

         The Trustee, with the written concurrence of the Administrative Committee, may appoint an Investment Manager (as defined in ERISA section 3(38)), who shall have responsibility for investment of the Trust Fund. The Investment Manager shall have the investment powers granted the Trustee in
Section 8.5 except to the extent the Investment Manager's powers are specifically limited by an agreement between the Trustee and Investment Manager.

8.11     REMOVAL AND RESIGNATION OF THE TRUSTEE

         The Employer may at any time remove any Trustee acting hereunder or appoint a corporation and/or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigning Trustee. Any Trustee may at any time resign by giving written notice to the Employer, which resignation shall take effect on the date therein specified and which shall not be less than 30 days from the date of notice unless the Employer shall agree to an earlier date.

8.12     INDIVIDUAL CHOICE ACCOUNTS

         Notwithstanding Section 5.2, a Participant may at any time instruct the Trustee in writing that he wishes to have part or all of the funds in his Employer Account and/or Participant Deferral Account invested in assets of such Participant's own choosing other than "collectibles" as defined in IRC section 408(m). After such notification the Participant may, from time to time, place an order or orders for the assets the Participant desires to have purchased for his Employer Account and/or Participant Deferral Account. Subsequent investments in the Employer and/or Participant Deferral Account, as applicable, shall be made by the Participant, and shall be paid for with funds from the appropriate account of the Participant and shall be delivered directly to the Trustee. Notwithstanding the preceding, the Administrative Committee can establish reasonable rules limiting the investment discretion of a Participant. Accounts which have been individually directed will be segregated for the purpose of allocating earnings and expenses pursuant to Section 5.3. All expenses incurred pursuant to a Participant's directing investments, including brokerage fees, state and federal income taxes arising from unrelated business taxable income and any other incidental expenses shall be paid solely with funds from the accounts of such Participant. Neither the Trustee nor the Administrative Committee will be held liable for the Participant's investment choice, so long as the investment is made in accordance with this Section 8.12.

8.13     INVESTMENT IN EMPLOYER STOCK (EFFECTIVE SEPTEMBER 13, 1999)

         Notwithstanding the unrestricted powers hereinabove conferred on the Trustee, the Trustee shall retain stock of the Employer which is contributed by the Employer to the Plan, or which the Employer directs the Trustee to purchase, regardless of market fluctuations. The Trustee shall sell such stock only to meet administrative and distribution requirements of the Plan or as directed by the Employer. The Employer shall undertake the responsibility to inform Plan Participants of the unique nature of the Plan and Trust. The Employer accepts full responsibility under the Plan and Trust for any investment of the Trust which is held in Employer stock pursuant to this Section.

                                   ARTICLE IX
                DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE

9.1      APPOINTMENT

         This Plan shall be administered by an Administrative Committee, which shall consist of at least 1 but not more than 3 persons appointed by the board of directors of the Employer, who shall signify in writing their acceptance of such appointment. Any member of the Administrative Committee may resign upon giving written notice to the board of directors of the Employer. Each appointee shall hold office at the pleasure of the board of directors of the Employer. Members of the board of directors of the Employer may be appointed members of the Administrative Committee. Vacancies arising in the Administrative Committee from death, resignation, removal or otherwise, shall be filled by the board of directors of the Employer, but the Administrative Committee may act notwithstanding the existence of vacancies so long as there is at least one member of the Administrative Committee. If the board of directors of the Employer does not appoint an Administrative Committee, the Employer shall act as the Administrative Committee.

         At any time the board of directors of the Employer may adopt a resolution abolishing the Administrative Committee and assigning all of the duties of the Administrative Committee to the Trustee; such resolution shall be effective as soon as it is communicated in writing to both the Administrative Committee and Trustee, or at any such subsequent effective date as is provided in the resolution. Whenever such a resolution is effective as to the Plan, the term "Trustee" shall be deemed to replace the term "Administrative Committee." Such a resolution may be rescinded by the board of directors of the Employer and shall be effective as soon as it is communicated in writing to the Trustee, or shall be effective at such later date as is provided in the resolution.

9.2      NO DISCRIMINATION

         The Administrative Committee shall not take any action nor direct the Trustee to take any action that would result in benefiting one Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

9.3      MAJORITY ACTION

         The Administrative Committee shall act by a majority (or by all members if there be only one or two members) of the number of members constituting the Administrative Committee at the time of such action, and such action may be taken either by vote at a meeting or in writing without a meeting.

9.4      POWERS

         Except as otherwise provided in the Plan, the Administrative Committee shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have power to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. The Administrative Committee shall have the right, exercisable at any time by delivery to the Trustee of an instrument in writing, to instruct or direct the Trustee with respect to the investment of the Trust Fund. The Administrative Committee may inspect the records of the Employer or Trustee whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Administrative Committee.
The Administrative Committee,
however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Trustee or Employer or any of its officers or employees.

9.5      FILING REPORTS

         The Administrative Committee shall furnish, or shall see that the Employer furnishes, a summary of this Plan to all Employees, as required by applicable Federal law. The Administrative Committee shall furnish to the Trustee the names of all Employees who become eligible as Participants, and the Administrative Committee shall notify each Employee of his eligibility.

9.6      RECORDS AND INFORMATION

         The Administrative Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

9.7      INFORMATION TO PARTICIPANTS

         The Administrative Committee shall direct the maintenance of separate accounts of the Participants. It shall give each Participant, at least once every year, information as to the balance of his Employer Account and Participant Deferral Account, if applicable.

9.8      COMPENSATION OF MEMBERS

         The members of the Administrative Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties. If the Employer advises the Administrative Committee in writing of its determination to make no further contributions to the Plan, the expenses of the Administrative Committee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant.

9.9      REVIEW OF PARTICIPANT'S CLAIMS

         In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Administrative Committee shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Administrative Committee shall afford a Participant or Beneficiary, whose claim for benefits has been denied, 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Administrative Committee. If the Participant or Beneficiary appeals the decision in writing within 60 days, the Administrative Committee shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal, all within 60 days of such appeal.

                                    ARTICLE X
                        MODIFICATIONS FOR TOP-HEAVY PLANS

10.1     APPLICATION OF ARTICLE

         The provisions in this Article X shall take precedence over any other provisions in the Plan with which they conflict.

10.2     DEFINITIONS

         (a) "Key employee." Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under IRC section 415(b)(1)(A), an owner (or considered an owner under IRC section 318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100% of the dollar limitation under IRC section 415(c)(1)(A), a five-percent owner of the employer, or a one-percent owner of the employer who has an annual compensation of more than $150,000. Effective January 1, 1998, annual compensation means compensation as defined in Section 5.4(d)(ii). The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

         The determination of who is a key employee will be made in accordance with IRC section 416(i)(1) and the regulations thereunder.

         (b) "Top-heavy plan." For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                  (i) If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

                  (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

         (c)      "Top-heavy ratio."

                  (i) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date(s)), both computed in accordance with IRC section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under IRC section 416 and the regulations thereunder.

                  (ii) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of all account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with Paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with Paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with IRC section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (iii) For purposes of Paragraphs (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in IRC section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one Hour of service with any employer maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with IRC section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                    The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of IRC section 411(b)(1)(C).

         (d) "Permissive aggregation group." The required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of IRC sections 401(a)(4) and 410.

         (e) "Required aggregation group." (i) Each qualified plan of the employer in which at least one key employee participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of IRC sections 401(a)(4) or 410.

         (f) "Determination date." For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first year of the Plan, the last day of that year.

         (g)      "Non-key employee." Any Employee who is not a key employee.

10.3     ACCELERATED VESTING

         Unless the Plan provides for full and immediate vesting of Employer and Participant Deferral Accounts upon participation, then for any Plan Year in which this Plan is deemed to be a top-heavy plan, the vesting schedule contained in Section 6.3 shall be modified as follows:

 Total Service for Vesting
(excluding Years of Service
  prior to effective date
       of this Plan)                  Vested percentage
---------------------------           -----------------
    less than 2 years                          0%
    2 years                                   20%
    3 years                                   40%
    4 years                                   60%
    5 years                                   80%
    6 years or more                          100%

         Should this Plan not be deemed to be a top-heavy plan after previously being so categorized, the vesting schedule contained in Section 6.3 shall again be effective except that the vested percentage attained by Participants shall not be reduced thereby and Participants with 3 or more Years of Service for Vesting shall have the right to select the vesting schedule under which their vested Accrued Benefit will be determined.

10.4     MINIMUM CONTRIBUTIONS

         For any Plan Year in which this Plan is determined to be a top-heavy plan, either (i) a minimum Employer contribution shall be made, pursuant to this Plan or another defined contribution plan maintained by the Employer, to the account of each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year), or (ii) a minimum non-integrated benefit must be provided to each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year), pursuant to a defined benefit plan maintained by the Employer.

         For the purposes of the first sentence of this Section 10.4, the minimum Employer contribution provided to each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year) shall be equal to 3% of such non-key employee's annual Compensation. If, however, the Employer contribution, under this and any other defined contribution plan required to be included in the permissive or required aggregation group and maintained by the Employer, for any key employee for such Plan Year is less than 3% of such key employee's total annual Compensation, then, the Employer contribution to each Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall equal the amount which results from multiplying such Participant's annual Compensation times the highest contribution rate of any key employee covered by the Plan.

         For the purposes of the first sentence of this Section 10.4, the minimum non-integrated benefit provided by the Employer to each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year) is an amount, which when expressed as an annual retirement benefit, shall be no less than 2% of such non-key employee's average annual compensation for his 5 highest consecutive years of service, multiplied by the Employee's years of service with the Employer, not to exceed 10 years. For the purposes of the preceding sentence, years of service with the Employer shall not include years of service completed during any Plan Year which begins before January 1, 1984, or years of service completed during a Plan Year for which the Plan is not a top-heavy plan. For the purposes of this Section 10.4, the minimum benefit provided above shall be computed in the form of a single life annuity, with no ancillary benefits, beginning at Normal Retirement Age.

         The minimum allocation required (to the extent required to be nonforfeitable under IRC section 416(b)) may not be forfeited under IRC section 411(a)(3)(B) or 411(a)(3)(D).

10.5     LIMITATION ON COMPENSATION TAKEN INTO ACCOUNT UNDER PLAN

         For any Plan Year prior to Plan Years beginning before January 1, 1989, in which this Plan is deemed to be a top-heavy plan the definition of annual compensation contained in Subsection 10.2(a) shall exclude amounts in excess of $200,000.

10.6     MODIFICATION OF DEFINED BENEFIT AND DEFINED CONTRIBUTION FRACTION

         For any Plan Year in which the Plan is deemed to be a top-heavy plan, the denominators of the defined benefit fraction and the defined contribution fraction contained in Subsection 5.4(d) shall be deemed to be modified by substituting 100% for 125%. Notwithstanding the above, if this Plan would not be deemed to be a top-heavy plan if 90% were substituted for 60% in Subsection 10.2(b) and if the Employer provides benefits and/or makes contributions to the Employer Accounts of non-key employees who participate in defined benefit and/or defined contribution plans maintained by the Employer, in amounts at least equal to that which would be required by Section 10.4 after substituting 4% for 3% in the second paragraph thereof, and by substituting 3% for 2% in the third paragraph thereof, then the reduction in the defined benefit fraction and the defined contribution fraction as set forth in the preceding sentence, shall not be made. (Effective through December 31, 1998; effective January 1, 2000 this section 10.6 is "Reserved.")

                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

11.1     RIGHTS TO SUSPEND OR TERMINATE PLAN

         It is the present intention of the Employer to maintain this Plan throughout its corporate existence. Nevertheless, the Employer reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employer's liability to make further contributions to this Plan, to suspend contributions for a fixed or indeterminate period of time. In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations.

11.2     SUCCESSOR CORPORATION

         In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer's liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan. Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustee under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

11.3     AMENDMENT

         To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Employer reserves the right to amend this Plan at any time.

         No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under IRC section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's Employer derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

         Each Participant having at least three Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan, or prior to the end of the election period set forth by this paragraph, shall have the right to elect at any time, but no later than 60 days after the later of (a) the date the amendment is adopted, (b) the date on which the amendment is effective, or (c) the date on which the Participant is given written notice of the amendment, to have his vested percentage computed under the Plan without regard to such amendment.

11.4     100% VESTING ON TERMINATION OF PLAN

         Upon termination or partial termination of the Plan and Trust by formal action of the Employer or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, there shall be vested 100% in each Participant directly affected by such action the amount allocated to the accounts of each such Participant, and payment to such Participant shall be made in cash or in kind as soon as practicable after liquidation of the assets of the Trust; provided, however, that an amount may only be distributed if the Employer does not maintain or establish another defined contribution plan at the time the Plan is terminated or within the 12 month period ending after distribution of all assets from the Plan, other than an employee stock ownership plan (as defined in IRC section 4975(e) or IRC section 409), a Simplified Employee Pension Plan as defined in IRC section 408(k), or a defined contribution plan if fewer than 2% of the Employees who are eligible under the Plan at the time of its termination are or were eligible under such other defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination. In addition, distributions made after March 31, 1988 on account of the termination of the Plan must be made in a lump sum (as defined in Treasury Regulation section 1.401(k)-1(d)(5)).

11.5     PLAN MERGER OR CONSOLIDATION

         In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other plan, each Participant in this Plan must be entitled to receive (if the surviving plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1     LAWS OF FLORIDA TO APPLY

         This Plan shall be construed according to the laws of Florida, to the extent Federal laws do not control.

12.2     PARTICIPANT CANNOT TRANSFER OR ASSIGN BENEFITS

         None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which he may expect to receive, contingently or otherwise under this Plan, except as specifically permitted in Section 4.9.

         Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a Qualified Domestic Relations Order may be made at any time required by the order.

12.3     RIGHT TO PERFORM ALTERNATIVE ACTS

         In the event it becomes impossible for the Employer, the Administrative Committee or the Trustee to perform any act required by this Plan, then the Employer, the Administrative Committee or the Trustee may perform such alternative act which most clearly carries out the intent and purpose of this Plan.

12.4     REVERSION OF CONTRIBUTIONS UNDER CERTAIN CIRCUMSTANCES

         In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         All contributions made pursuant to Article IV are conditioned on deductibility of such contributions under IRC section 404. To the extent that the deduction under IRC section 404 for any year is disallowed, the contribution shall be returned to the Employer within one year after disallowance of the deduction.

         If a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one year after the payment of the contribution.

         Notwithstanding the above, earnings attributable to amounts described in paragraphs two and three of this Section 12.4 shall not be returned to the Employer; losses attributable to such amounts shall reduce the amount returned.

12.5     PLAN ADMINISTRATOR AGENT FOR SERVICE OF PROCESS

         The Plan Administrator is designated agent to receive service of legal process on behalf of the Plan.

12.6     FILING TAX RETURNS AND REPORTS

         If the Trustee is not a corporate fiduciary, the Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee provides to the contrary in the manner prescribed in
Section 8.4.

12.7     INDEMNIFICATION

         The Employer agrees to indemnify all Employees, who serve as members of the Administrative Committee or who serve as Trustee, against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Employee, nor shall it include acts of gross negligence.

12.8     NUMBER AND GENDER

         When appropriate the singular as used in this Plan shall include the plural and vice versa; and the masculine shall include the feminine.

12.9     VETERANS'S REEMPLOYMENT RIGHTS (EFFECTIVE DECEMBER 12, 1994)

         (a) Notwithstanding any provision of the Plan to the contrary, if an Employee is reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code:

                  (i) the Employee shall be treated as not having incurred a Break in Service with the Employer by reason of such Employee's period of Qualified Military Service;

                  (ii) the Employee's period of Qualified Military Service shall be deemed service with the Employer for purposes of determining the vested percentage of the Employee's Account; and

                  (iii) the Employer shall make contributions to the Account of the Employee in such amount as would have been made during the period of such Employee's Qualified Military Service if the Employee had been in Service.

         (b) An Employee who is in Qualified Military Service shall be treated as receiving Compensation from the Employer during such period of Qualified Military Service equal to:

                  (i) the Compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Qualified Military Service; or

                  (ii) if the Compensation the Employee would have received during such period was not reasonably certain, the Employee's average Compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

         (c) Nothing in this Article shall be construed as requiring any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made or the allocation of any Forfeiture with respect to the period of an Employee's Qualified Military Service.

         (d) For purposes of this Section 12.9, "Qualified Military Service" means any service in the "uniformed services" (as defined in Chapter 43 of Title 38 of the United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.

           IN WITNESS WHEREOF, the parties have executed this agreement effective as provided herein.

                                            EMPLOYER

ATTEST:                                     LODGIAN, INC.


                                            By:
---------------------------------              --------------------------------



WITNESSES AS TO TRUSTEES:                   TRUSTEES



---------------------------------           -----------------------------------
                                            David E. Hawthorne



---------------------------------           -----------------------------------
                                            Robert D. Ruffin



---------------------------------           -----------------------------------
                                            Warren Knight

                                  APPENDIX A-1

                            SERVICO, INC. 401(K) PLAN

                    EMPLOYEES OF AMI OPERATING PARTNERS, L.P.


         On May 28, 1998, Servico, Inc. acquired 100% of the general and limited partnership interests of AMI Operating Partners, L.P. ("AMI") and employees of AMI became employees of the Servico, Inc. controlled group and potentially eligible to participate in the Plan. This Appendix contains special provisions concerning such employees, who are hereinafter referred to as "AMI Employees."

         I. PARTICIPATION OF AMI EMPLOYEES. As new employees of the Servico, Inc. controlled group, AMI Employees normally would be eligible to participate in the Plan after completion of one Year of Eligibility Service, as provided in Article III of the Plan. Notwithstanding the normal rules governing participation in Article III of the Plan, the following provisions apply to AMI
Employees:

                  Each AMI Employee who was employed by AMI on August 28, 1998 and who on that date satisfied the criteria for eligibility to participate in the Winegardner & Hammons, Inc. Managed Properties Profit Sharing Plan - AMI Operating Partners (the "AMI 401(k) Plan") shall be eligible to participate in the Plan effective August 28, 1998. Each such AMI Employee's salary deferral contribution election made with respect to the AMI 401(k) Plan and effective on August 28, 1998 shall be deemed made with respect to the Plan on and after such date until changed by the Participant in accordance with Plan procedures.

II. INVESTMENT OF AMI PLAN MATCHING CONTRIBUTION ACCOUNT. In connection with the future transfer to the Plan from the AMI's 401(k) Plan of the account balances of the AMI Employees, the Plan will accept the transfer of each such Employee's matching contribution account, which has not been invested in Employer stock. An AMI Employee shall be permitted to direct the investment of his or her matching contribution account transferred from the AMI's 401(k) Plan in accordance with the Plan's usual procedures governing Participant direction of investments.

III. VESTING IN AMI'S 401(K) PLAN EMPLOYER MATCHING CONTRIBUTION ACCOUNT. Upon the transfer from the Seller's Plan of the account balances of the AMI Employees, the Administrative Committee shall segregate or otherwise account separately for the Employer matching contribution account of each AMI Employee transferred from Seller's Plan. Notwithstanding the provisions of Section 6.3 of the Plan, if an AMI Employee's employment is terminated prior to attaining Normal Retirement Age except for death or Total and Permanent Disability, the following percentages of the Employer matching account transferred from the Seller's Plan shall vest in the AMI Participant and shall be distributed to or set aside for him (or his Beneficiary) in accordance with the provisions of Article VII of the Plan:

                                                   Vested percentage of
               Total Service for Vesting             Employer Account
               -------------------------           --------------------
               less than 2                                    0%
                       2                                     20%
                       3                                     40%
                       4                                     60%
                       5                                     80%
                       6                                    100%

         Servico, Inc. has caused this Appendix A-1 to the Servico, Inc. 401(K) Plan (the "Plan") to be executed effective with respect to such Plan participants as described below.

                                        SERVICO, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                  APPENDIX A-2

                            SERVICO, INC. 401(K) PLAN

                              IMPAC HOTEL GROUP LLC



         Effective December 11, 1998, as a result of several interrelated corporate transactions, Servico, Inc. and Impac Hotel Group, LLC ("Impac") become wholly owned subsidiaries of Lodgian, Inc. Employees of Impac thus became employees of the Servico, Inc. controlled group and potentially eligible to participate in the Plan. This Appendix contains special provisions concerning such employees, who are hereinafter referred to as "Impac Employees."

         I. PARTICIPATION OF IMPAC EMPLOYEES. As new employees of the Servico, Inc. controlled group, Impac Employees normally would be eligible to participate in the Plan after completion of one Year of Eligibility Service, as provided in Article III of the Plan. Notwithstanding the normal rules governing participation in Article III of the Plan, the following provisions apply to Impac Employees:

                  Each Impac Employee who was employed by Impac on December 31, 1998, who on that date satisfied the criteria for eligibility to participate in the Impac Hotel Group 401(k) Plan (the "Impac 401(k) Plan") and who would have been eligible to participate in the Impac 401(k) Plan effective January 1, 1999 shall be eligible to participate in the Plan effective January 1, 1999. Each such Impac Employee's salary deferral contribution election made with respect to the Impac 401(k) Plan and effective on December 31, 1998 shall be deemed made with respect to the Plan on and after such date until changed by the Participant in accordance with Plan procedures.

II. INVESTMENT OF IMPAC PLAN MATCHING CONTRIBUTION ACCOUNT. In connection with the future transfer to the Plan from the Impac's 401(k) Plan of the account balances of the Impac Employees, the Plan will accept the transfer of each such Employee's matching contribution account, which has not been invested in Employer stock. An Impac Employee shall be permitted to direct the investment of his or her matching contribution account transferred from the Impac's 401(k) Plan in accordance with the Plan's usual procedures governing Participant direction of investments.

         Servico, Inc. has caused this Appendix A-2 to the Servico, Inc. 401(K) Plan (the "Plan") to be executed effective with respect to such Plan participants as described below.


                                        SERVICO, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------